                                                                   EXHIBIT 10.22

TENANT: Qualix Group           SUBJECT PROPERTY: Bovet Office Centre, Suite 200
                               177 Bovet Road, San Mateo, California

LANDLORD: Casiopea Venture Corporation   DATE: April 24, 1997

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TABLE OF CONTENTS


SECTION                                                              PAGE
1.  LEASE OF PREMISES...............................................    3
2.  USES............................................................    4
3.  CONDITION OF THE PREMISES.......................................    5
4.  RENT............................................................    5
5.  PAYMENT OF TAXES, ASSESSMENTS, AND OPERATING EXPENSES...........    6
6.  SECURITY........................................................   11
7.  HAZARDOUS SUBSTANCES............................................   11
8.  NO LIGHT, AIR OR VIEW EASEMENT..................................   12
9.  ALTERATIONS.....................................................   12
10. REPAIR OBLIGATIONS..............................................   15
11. LIENS...........................................................   15
12. SIGNS; NAMES OF BUILDING AND FACILITY...........................   15
13. ASSIGNMENT AND SUBLETTING.......................................   16
14. INDEMNIFICATION; INSURANCE; ALLOCATION OF RISK..................   19
15. SECURITY SERVICES...............................................   23
16. BUILDING SERVICES...............................................   23
17. FORCE MAJEURE...................................................   24
18. RULES AND REGULATIONS...........................................   24
19. HOLDING OVER....................................................   24
20. SUBORDINATION...................................................   26
21. ENTRY BY LANDLORD...............................................   26
22. DEFAULTS AND REMEDIES...........................................   26
23. DAMAGE OR DESTRUCTION...........................................   27
24. EMINENT DOMAIN..................................................   29
25. SALE BY LANDLORD................................................   31
26. ESTOPPEL CERTIFICATES...........................................   31
27. REQUIREMENTS OF LANDLORD'S LENDERS..............................   31
28. SUBSTITUTION OF PREMISES........................................   32
29. ATTORNEYS' FEES.................................................   32
30. NON-WAIVER......................................................   32
31. NOTICES.........................................................   32
32. JOINT AND SEVERAL LIABILITY.....................................   33
33. TIME............................................................   33
34. SUCCESSORS......................................................   33
35. ENTIRE AGREEMENT................................................   33
36. RESTRICTIONS ON OPTIONS.........................................   33
37. RECORDING.......................................................   35
38. AUTHORIZATION TO SIGN LEASE.....................................   35
39. BROKER PARTICIPATION............................................   35
40. SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS......................   35
41. PARKING.........................................................   35
42. SEVERABILITY....................................................   36
43. CERTAIN RIGHTS RESERVED BY LANDLORD.............................   36
44. WAIVER OF JURY TRIAL............................................   36
45. INTERPRETATION..................................................   36
46. COOPERATION WITH GOVERNMENT SPONSORED PROGRAMS..................   37
47. PARTIES TO ACT REASONABLY AND IN GOOD FAITH.....................   37
48. OFFER...........................................................   37
49. DUAL REPRESENTATION.............................................   37
50. CONTINGENCY AND OPTION TO RELOCATE..............................   37

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LIST OF ATTACHMENTS:

       Addendum A
       Lease Rider No. 1
       Lease Rider No. 2
       Exhibit A-1: Site Plan.
       Exhibit A-2: Floor Plan of the Premises.
       Exhibit B: Work Letter.
       Exhibit C: Rules and Regulations.
       Exhibit D: Standards for Utilities and Services.
       Exhibit E: Acknowledgment of Commencement of Term.
       Exhibit F: Adjustments to Monthly Rent.

This Lease, between the parties named below as Landlord and Tenant, is dated April 24, 1997, for reference purposes only.

SALIENT LEASE TERMS AND DEFINITIONS.

       1.1 Salient Lease Terms.

                                                                   Page 1 of 38.
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          a. Rent Payment Address:
                c/o Birtcher Property Services
                177 Bovet Road, Suite 200
                San Mateo, CA 94402

          b. Parties and Notice Addresses:
              Landlord:

                Casiopea Venture Corporation
                c/o Birtcher Property Services
                177 Bovet Road, Suite 200
                San Mateo, CA 94402

              Tenant:

                Qualix Group, Inc.
                1900 Norfolk Avenue
                San Mateo, CA  94404

          c. Premises:

                1. Name and Location of Facility where the Building is located:
                   Bovet Office Centre

                2. Street Address of Building: 177 Bovet Road

                3. Suite No. of Premises: 200, located on the second floor of the Building and Suite 110 on the ground floor.

                4. Approximate No. of net rentable square feet:

                        i.  the Premises: 18,886;

                        ii. the Building: 92,099

          d. Term:

                1. A period of 5 years.

                2. Scheduled to commence on July 1, 1997, or upon substantial completion of tenant improvements whichever is later; and end 60 months after the commencement date subject to paragraph 50.

          e. Monthly Rent:

                1. Initial Monthly Rent: $46,270.70/month (subject to adjustment per Exhibit F)

                2. Prepaid Rent: $46,270.70

          f. Deposit: $46,270.70

          g. Permitted Uses: The Premises shall be used solely for the following uses: General Office use and incidental uses directly related thereto.

          h. Tenant's Percentage Share: 20.5% (Subsection 5.1)

          i. Base Years: The Base Expense Year for Operating Expenses shall be calendar year 1997, and the Base Tax Year shall be the fiscal tax year commencing 1996, and ending 1997.

          j. Landlord's Broker: Cornish & Carey Commercial

          Tenant's Broker: Cornish & Carey Commercial

          k. Vehicle Parking Privileges Allocated to Tenant: 62

          l. Contents: This Lease consists of:

                Pages 1 through 37, and Sections 1 through 50
                Addendum A
                Exhibits:

                        Addendum A
                        Lease Rider No. 1
                        Lease Rider No. 2
                        Exhibit A-1: Site Plan.
                        Exhibit A-2: Floor Plan of the Premises.
                        Exhibit B: Work Letter.

                                                                   Page 2 of 38.
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                        Exhibit C: Rules and Regulations.
                        Exhibit D: Standards for Utilities and Services.
                        Exhibit E: Acknowledgment of Commencement of Term. Exhibit F: Adjustments to Monthly Rent.

       1.2 Definitions. For the convenience of the parties, a listing of certain defined terms used in this Lease is set forth below:


Term                                                    Section Where Defined

ALTERATIONS  Subsection 10.1

ASSESSMENTS                                                   Subsection 6.2.2

BASE EXPENSE YEAR                                            Subsection 1.1(i)

BASE TAX YEAR                                                Subsection 1.1(i)

BUILDING                                                        Subsection 2.2

CASUALTY                                                       Subsection 24.2

CLAIMS                                                         Subsection 15.1

COMMENCEMENT DATE                                               Subsection 2.2

DEPOSIT                                                         Subsection 7.1

ENVIRONMENTAL REQUIREMENTS                                      Subsection 8.1

EVENT OF DEFAULT                                             Subsection 23.1.1

FACILITY                                                        Subsection 2.2

FORCE MAJEURE                                                       Section 18

GROSS RENT                                              Subsection 14.5.1(iii)

HAZARDOUS SUBSTANCE                                             Subsection 8.1

LANDLORD PARTIES                                               Subsection 15.1

LAWS                                                            Subsection 3.2

MINIMUM MONTHLY RENT                                            Subsection 5.1

OPERATING EXPENSES                                            Subsection 6.3.1

OPTION                                                         Subsection 37.1

PERSONAL PROPERTY                                            Subsection 10.3.2

PREMISES                                                        Subsection 2.2

REAL PROPERTY                                                   Subsection 2.2

READY FOR OCCUPANCY                                                  Exhibit B

RENT                                                            Subsection 5.3

RULES AND REGULATIONS                                               Section 19

SCHEDULED COMMENCEMENT DATE                                     Subsection 2.2

TAXES                                                         Subsection 6.2.1

TENANT DELAYS                                                        Exhibit B

TENANT IMPROVEMENTS                                Exhibit B & Subsection 10.1

TENANT PARTIES                                                 Subsection 11.1

TENANT'S PERCENTAGE SHARE                                       Subsection 6.1

TERM                                                            Subsection 2.2

TRANSFER                                                       Subsection 14.1

1. LEASE OF PREMISES:


       1.1 Demising Clause. Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises for the entire Term upon and subject to the terms, covenants, and conditions set forth in this Lease, including the Salient Terms and Definitions in Section 1 and the attached exhibits. Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants, and conditions applicable to Tenant hereunder. This Lease is made upon the condition of such performance. Landlord reserves to Landlord the areas beneath and above the Premises and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Premises and serving other parts of the Facility, so long as such items are concealed by walls, flooring or ceilings. Such reservation shall in no way affect the maintenance obligations imposed herein.

       1.2 Description. As used herein, the following capitalized terms shall have the indicated meanings:

          a. The "Facility" shall mean that certain real property (including the building(s), parking facilities, if any, and other improvements now located and/or subsequently constructed thereon) owned by Landlord and described in Exhibit A-1 attached hereto, said real property being described generally in Subsection 1.1(c)(1) above.

                                                                   Page 3 of 38.
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          b. The "Building" shall mean that certain building in which the
          Premises are located, said Building being a part of the Facility and being more particularly described in Subsection 1.1(c)(2) above.

          c. The "Premises" shall mean that certain space located in the Building and described in Subsection 1.1(c)(3) above and delineated on Exhibit A-2 attached hereto, which space consists of the approximate amount of rentable square footage specified in said Subsection 1.1(c)(4).

          d. The "Term" shall mean the term of this Lease, which, subject to the provisions of this Lease concerning early occupation, early termination, and extensions, shall be for the period of time specified in Subsection 1.1(d)(1) above and shall commence on the earliest of
          (a) the date that the Tenant Improvements are substantially completed and the Premises are Ready For Occupancy (as defined in Exhibit B) or
          (b) the date the Tenant Improvements would have been substantially completed and the Premises would have been Ready For Occupancy except for Tenant Delays or (c) the date that Tenant, or any person occupying any of the Premises with Tenant's permission, commences business operations from the Premises (the "Commencement Date"). The anticipated commencement date of the Term of this Lease is specified in Subsection 1.1(d)(2) (the "Scheduled Commencement Date"). If the Term commences prior to the Scheduled Commencement Date, the length of the initial Term shall be extended to include such early occupancy period and the initial Term shall end on the scheduled termination date set forth in Subsection 1.1(d)(2). If the Term commences after the Scheduled Commencement Date, the initial Term shall expire on the last day of the calendar month in which the period of time specified in Subsection 1.1(d)(1) elapses.

       1.3 Delivery of Premises. The Premises shall be delivered to Tenant when the Tenant Improvements (as defined in Exhibit B) have been completed and the Premises are Ready For Occupancy. Delay of the Commencement Date to the extent not caused by Tenant Delays shall be Tenant's sole remedy for any delay in constructing the Tenant Improvements or making the Premises Ready For Occupancy.

       1.4 Notice of Commencement Date. Landlord shall send Tenant notice of the occurrence of the Commencement Date in the form of the attached Exhibit E, which notice Tenant shall acknowledge by executing a copy of the notice and returning it to Landlord. If Tenant fails to sign and return the notice to Landlord within ten (10) days after receipt of the notice from Landlord, the notice as sent by Landlord shall be deemed to have correctly set forth the Commencement Date. Failure of Landlord to send such notice shall have no effect on the Commencement Date.

2. USES:

       2.1 Permitted Uses. Except as otherwise expressly provided herein, the Premises shall be used only for the Permitted Uses specified in subsection 1.1(g) and for no other use or purpose.

       2.2 Restriction on Use. Without limitation to the generality of the foregoing use restriction, Tenant specifically covenants and agrees that it shall not (a) do, bring, or keep, or permit to be done, brought, or kept, anything in or about the Premises that will in any way (1) obstruct or interfere with the rights of any other tenants or occupants of the Facility or injure or annoy them, (2) cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress that the floor or other portion of the Premises is designed to bear, (3) increase the existing rate of, or adversely affect, any fire or other insurance upon the Building or its contents, or (4) violate any of Landlord's Rules and Regulations; (b) use the Premises, or allow them to be used, for any residential or disreputable purpose; (c) commit or suffer to be committed any waste in or upon the Premises or the Facility; or (d) provided such exclusive does not prohibit Tenant from primarily using the Premises for the Permitted Uses specified in Subsection 1.1(g), Tenant shall not conduct or permit to be conducted on or from the Premises activities that violate any exclusive use right presently or subsequently granted by Landlord to another tenant. Tenant, at Tenant's sole cost, shall comply with all laws, statutes, rules, regulations, ordinances, codes, licenses, permits, orders, decrees, judgments, approvals, plans, authorizations, and similar items of any local, state, or federal

                                                                   Page 4 of 38.

       governmental or quasi-governmental authority (collectively, "Laws," or individually, a "Law") affecting the Premises, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy, issued pursuant to any Laws, that affects the condition, use, or occupancy of the Premises, including, but not limited to, any requirements of structural changes related to or affected by Tenant's acts or use of the Premises.

       2.3 Compliance by Other Tenants. Upon Landlord's receipt of Tenant's written notice that another tenant or occupant of the Facility is engaging in conduct prohibited by this Section, to the material detriment of Tenant, Landlord agrees to use commercially reasonable efforts, consistent with Landlord's rights under the lease of such other tenant or occupant, to cause such party to desist from such prohibited conduct. Notwithstanding the foregoing, Landlord shall not be liable to Tenant for any such conduct on the part of other tenants or occupants of the Building.

3. CONDITION OF THE PREMISES:

Except as otherwise expressly provided in Exhibit B attached hereto, it is specifically understood and agreed that (a) Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, (b) Landlord has made no representations to Tenant respecting the condition of the Premises or the Building or the suitability or legality of the Premises for the uses contemplated by this Lease, and (c) by accepting possession of the Premises after substantial completion of the work (if any) to be performed by Landlord pursuant to such Exhibit B, Tenant acknowledges that the Premises are in good condition, and with such acceptance of possession Tenant waives any claim against Landlord or Landlord's agents or contractors for the condition or functioning of any improvements within or about the Premises.

4. RENT:

       4.1 Monthly Rent. From and after the Commencement Date, Tenant shall pay to the Landlord, for each calendar month of the Term, the Monthly Rent set forth in Subsection 1.1(e)(1), as the same may be adjusted from time to time as provided in Section 4.2. Monthly Rent shall be due and payable to Landlord in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset, and without prior notice, invoice or demand, at Landlord's address set forth in Subsection 1.1.(a) or at such place as Landlord may from time to time designate. Tenant's payment of Monthly Rent for the first (1st) month of the Term shall be delivered to Landlord concurrently with Tenant's execution of this Lease.

          4.1.1 Adjustments. Monthly Rent shall be adjusted from time to time as provided in Exhibit F.

       4.2 In the event that Landlord is unable to deliver to Tenant the notice of the increased Minimum Monthly Rent at least five (5) business days prior to the Adjustment Date, Tenant shall commence to pay the increased Minimum Monthly Rent on the first day of the month following the receipt of such notice, which notice must be sent at least five (5) business days prior to the first day of such month ("Payment Date"), and shall also pay, together with the first payment of the increased Minimum Monthly Rent, an amount determined by multiplying the amount of the increase in Minimum Monthly Rent times the number of months which have elapsed between the Adjustment Date and the Payment Date. Should the Bureau discontinue the publication of the Index, or publish the same less frequently, or alter the same in some other manner, Landlord, in its discretion, shall adopt a substitute index or procedure that reasonably reflects and monitors consumer prices.

       4.3 Definition of "Rent"; Prorations. Any and all payments of Minimum Monthly Rent and any and all taxes, assessments, fees, charges, costs, expenses, insurance obligations, late charges, Common Area Costs, and all other payments, disbursements, or reimbursements that are attributable to, payable by or the responsibility of Tenant under this Lease shall constitute "rent" for all purposes of this Lease and any applicable unlawful detainer statute. Any rent payable to Landlord by Tenant for any fractional month shall be prorated based upon the actual number of days in such calendar month.

                                                                   Page 5 of 38.

       4.4 Place and Manner of Payment. All rent shall be paid by Tenant to Landlord in lawful money of the United States of America at Landlord's address set forth in Subsection 1.1(a) above, or to such other person or at such other place as Landlord may from time to time designate. All payments of rent shall be payable without prior notice or demand and shall be paid without deduction, setoff or counterclaim for any reason whatsoever.

       4.5 Late Charges. Tenant acknowledges that the late payment of rent will cause Landlord to incur damages, the exact amount of which would be impractical and extremely difficult to ascertain. Such damages may include, without limitation, processing, accounting, and other administrative costs, loss of use of the overdue funds, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Landlord and Tenant agree that if Landlord does not receive a payment of rent within ten (10) days after such payment becomes due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of such overdue rent. If Landlord does not receive a payment of rent within thirty (30) days after such payment becomes due, Tenant shall pay to Landlord additional late charges computed at the interest rate of ten percent (10%) per annum or, if lower, the maximum interest rate allowed by law. Such interest shall begin to accrue as of such 30th day after such rent payment became due. The parties agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge by Landlord shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any of the rights and remedies for a default provided by this Lease or at law. Tenant shall be liable for late charges regardless of whether Tenant's failure to pay the rent when due constitutes an Event of Default under this Lease.

       4.6 Time of Payment; Disputed Amounts. Tenant agrees to pay all rent required under this Lease within the applicable time limits set forth in this Lease. If no such time period is elsewhere specified herein for payment of a particular amount, then such amount shall be paid within ten
       (10) days after Landlord's delivery of an invoice or demand therefor. If Tenant receives from Landlord an invoice or statement, sent by Landlord in good faith, and Tenant in good faith disputes whether all or any part of such rent is due and owing, Tenant shall nevertheless pay to Landlord the amount of the rent indicated on the invoice or statement until such time as the dispute is resolved by mutual agreement of the parties or by final judgment from a court of competent jurisdiction (or when arbitration is permitted or required, by a final award from an arbitrator) relieving or mitigating Tenant's obligation to pay such rent. Failure by Tenant to pay any disputed amounts when due (as if there were no dispute) shall constitute an Event of Default under this Lease, and Landlord's rights shall be as provided for in Section 22 (Defaults and Remedies). In such instance where Tenant disputes its obligations to pay all or part of the rent indicated on such invoice or statement, Tenant shall, concurrently with the payment of such rent, provide Landlord with a written notice specifying in detail why Tenant is not required to pay all or part of such rent. Tenant shall be deemed to have waived its right to contest any past payment of rent unless it has filed a lawsuit against Landlord (or when arbitration is permitted or required, filed for arbitration) and has served Landlord with notice of such filing within one (1) year after such payment.

       4.7 Partial Payments. Any partial payment of rents outstanding hereunder shall be allocated to such outstanding rental charges as Landlord may elect. In the absence of a contrary election made by Landlord, payments by Tenant shall be applied against the then outstanding rental charges that first became due.

5. PAYMENT OF TAXES, ASSESSMENTS, AND OPERATING EXPENSES;

       5.1 Tenant's Percentage Share. In addition to paying the Minimum Monthly Rent, Tenant shall pay to Landlord the percentage set forth in subsection 1.1(h) ("Tenant's Percentage Share") of the amounts set forth below in Subsections 5.2 and 5.3. Tenant's Percentage Share has been calculated by dividing the number of square feet of rentable area of the Premises by the number of square feet of rentable area in the Building, based upon the best information available to Landlord as of the execution of this Lease. Said Tenant's Percentage Share shall not be subject to correction or recalculation, except in the event the rentable area of the Building is changed due to events of damage, destruction, demolition, or construction. Tenant

                                                                   Page 6 of 38.
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       hereby approves and accepts Landlord's calculations of the Tenant's
       Percentage Share as set forth in Subsection 1.1(h).

       5.2 Taxes and Assessments

          5.2.1 Tenant shall pay to Landlord an amount equal to Tenant's Percentage Share of any increase in Taxes above the amount of Taxes levied or assessed for the Base Tax Year set forth in Subsection 1.1(i), either by way of increase in the rate or in the assessed valuation of the Real Property (or any portion thereof) or by imposition of any such charges by ordinance or statute of any authority having jurisdiction. As used in this Section 5, the term "Taxes" shall mean all taxes, excises, penalties (unless due solely to Landlord's negligence or willful misconduct), fees (including, without limitation, all license, permit and inspection fees), and other charges (but excluding Assessments, as defined in Subsection 5.2.2 below) assessed, levied, charged, confirmed, or imposed by any federal, state, or local government, any political subdivision, public corporation, district, or other political or public entity or public authority (a) on the Real Property (or any portion thereof), (b) on Landlord with respect to the Real Property (or any portion thereof),
          (c) on the act of leasing or entering into leases of space in the Real Property, (d) on or measured by the rent payable under leases of space, or in connection with the business of leasing space, in the Real Property, or (e) on personal property of Landlord used in the operation of the Real Property (or any portion thereof). Such Taxes may be general or specific, ordinary or extraordinary, or of any kind or nature whatsoever, whether or not now customary or within the contemplation of the parties to this Lease. Notwithstanding the foregoing, documentary transfer taxes, gift, inheritance, succession, and estate taxes, and federal and state income taxes computed on Landlord's income shall not be included as Taxes, nor shall the computation of increases in Taxes for which Tenant shall pay Tenant's Percentage Share include any amounts paid by Tenant under Subsections
          5.2.3 and 5.2.4 or any amounts separately billed to a particular tenant of the Real Property with respect to similar matters (other than as its percentage share of increases in Taxes or Assessments).

          5.2.2 Tenant shall also pay to Landlord an amount equal to Tenant's Percentage Share of any increase in Assessments above the amount of Assessments levied or assessed against the Real Property for the Base Tax Year. As used in this Section 5, the term "Assessments" shall mean all assessments, transit charges, housing charges, and levies assessed, charged, levied, confirmed, or imposed by any federal, state, or local government, any political subdivision, public corporation, district, or other political or public entity or public authority on or with respect to any of the items described in clauses
          (a) through (e) of Subsection 5.2.1 or with respect to the use, occupancy, management, maintenance, alteration, repair, or operation of the Real Property (or any portion thereof) or any services or utilities furnished or consumed in connection therewith.

          5.2.3 In addition to paying Tenant's Percentage Share of increases in the Taxes and Assessments described in Subsections 5.2.1 and 5.2.2, Tenant shall pay one hundred per cent (100%) of the following, as reasonably determined by Landlord: any increase in Taxes or Assessments caused by the improvements described in Exhibit B or any other improvements or installations at any time made to the Premises by or at the sole instance of Tenant. The total amounts due under this Subsection 5.2.3 shall be paid to Landlord on or before the date full payment of such Taxes or Assessments shall become due, or if payable in installments, the date payment of the first installment of such Taxes or Assessments shall become due. In the event such Taxes or Assessments are paid by Landlord, Tenant forthwith upon demand therefor shall reimburse Landlord for all amounts of such Taxes or Assessments chargeable against Tenant pursuant to this Subsection 5.2.3.

          5.2.4 Tenant shall pay, before delinquency, any and all levied or assessed taxes that become payable during or with respect to the Term upon Tenant's equipment, furnishings, fixtures, and other personal property located in the Premises, including carpeting installed by or at the instance of Tenant, even though said carpeting has become a part of the Premises. In the event said taxes are paid by Landlord, Tenant

                                                                   Page 7 of 38.

          forthwith upon demand therefor shall reimburse Landlord for all such taxes paid by Landlord.

          5.2.5 Any Taxes or Assessments that may be paid over more than a one-year period shall be apportioned evenly over the maximum period of time permitted by Law and only the portion thereof attributable to a given year shall be included in Taxes or Assessments for that year. In the event that Landlord contests the amount of any Taxes or Assessments and receives a refund or credit as a result thereof, then Landlord shall pay Tenant its pro rata share of such refund to the extent that the refund relates to Taxes or Assessments that have been paid by Tenant. Upon Tenant's request, Landlord shall provide a copy of all applicable tax bills.

       5.3 Operating Expense Increases

          5.3.1 Tenant shall pay to Landlord an amount equal to Tenant's Percentage Share of any increase in Operating Expenses above the Operating Expenses for the Base Expense Year. As used in this Section 5, the term "Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord in connection with the operation, management, or maintenance of the Real Property (which costs shall be accounted for under generally accepted accounting principles and shall be amortized when and as required thereunder), excluding, however, the items described in Subsection 5.3.2 below, which items shall not be included in Operating Expenses for purposes of this Lease. By way of illustration but not limitation, Operating Expenses shall include (subject to the specific exclusions described in Subsection 5.3.2 below) all (a) costs for heating, cooling, ventilation, fuel, and utilities; (b) costs and expenses for maintenance, ordinary and extraordinary repairs and replacements, testing, and operation of building systems and components; (c) costs and expenses for security, landscaping, refuse disposal, janitorial services, labor, supplies, materials, equipment, and tools, including any sales, use, or excise taxes thereon; (d) reasonable management fees and other costs of managing the Real Property, whether managed by Landlord or an independent contractor; (e) the wages, salaries, bonuses, employee benefits and payroll burden of all Landlord's (or its agents') on-site employees engaged in the operation, maintenance, management, or security of the Real Property, including employers' payroll, social security, workers' compensation, unemployment, and similar taxes with respect to such employees; (f) all insurance premiums paid or incurred by Landlord with respect to the Real Property and all amounts paid in connection with claims or losses that are less than the amount of such deductibles or self-insured retentions as Landlord may have deemed reasonable for its insurance policies; (g) all costs and expenses of contesting by appropriate proceeding the amount or validity of any Taxes or Assessments; (h) the cost of any capital improvements or capital assets constructed, made, purchased, or installed in order to comply with the requirements of any governmental or quasi-governmental law or authority, or constructed, made, purchased, or installed in order to conserve energy or reduce other Operating Expenses, amortized over the useful life of such capital improvements or capital assets, as reasonably determined by Landlord, together with such interest and finance charges as Landlord may pay in financing such costs or (if such financing is not obtained) interest on the unamortized balance of such costs accruing at an annual interest rate equal to the interest rate from time to time publicly announced by the San Francisco Main office of Bank of America, NT&SA (or any successor bank thereto), as its prime annual interest rate (or "reference rate") charged to substantial commercial borrowers for 90-day loans; (i) the fair market rental value of the building office and other space in the building occupied by Landlord or its manager in connection with the operation or management of the Real Property; and (j) and all other costs and expenses that under generally accepted accounting principles and practices would clearly be included in operating expenses.

          5.3.2. The following costs and expenses shall be excluded from the definition of "Operating Expenses" for purposes of this Lease: (a) any and all Taxes and Assessments, as defined in Subsections 5.2.1, 5.2.2, and 5.2.3 above; (b) any costs or expenses separately billed to a particular tenant of the Real Property and not billed as such tenant's percentage share of costs or expenses of that type (provided, however, Tenant's Percentage Share, as applied to such cost categories, shall be recomputed to exclude the

                                                                   Page 8 of 38.

          rentable area of premises of tenants being so billed separately); (c) costs for tenant improvements and leasing commissions; (d) depreciation on the Building and the equipment therein; (e) costs of capital improvements, other than such as are specifically described and included as Operating Expenses in Subsection 5.3.1 above; (f) any costs recovered from condemnation or insurance proceeds; (g) depreciation, amortization, and interest on and capital retirement of debt, except to the extent such costs shall have been elsewhere expressly included in the definition of Operating Expenses; (h) attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants of the Building;
          (i) costs of Landlord's general administration, other than as specifically described and set forth in Subsection 5.3.1; (j) costs incurred in advertising and promotional activities for marketing of the Building to persons other than the then occupants of the Building;
          (k) when and if any service (such as janitorial service) that is normally provided by Landlord to tenants of the Building is not provided by Landlord to Tenant in the Premises pursuant to agreement with Tenant under the specific terms of this Lease, then in determining Operating Expenses for Tenant, the cost of that service (except as it relates to common areas) shall be excluded; and (l) unless specifically included under Subsection 5.3.1 above, any other expense that under generally accepted accounting principles and practice would clearly be excluded from operating expenses;

          5.3.3. If at any time less than ninety-five percent (95%) of the rentable area of the Building is occupied, the Operating Expenses shall be reasonably adjusted by Landlord to approximate such operating and maintenance costs as would have been incurred if the Building had been at least ninety-five percent (95%) occupied.

       5.4 Allocations of Certain Costs. If any Taxes, Assessments, or Operating Expenses paid in one year relate to more than one calendar year, Landlord shall allocate such Taxes, Assessments, or Operating Expenses among the appropriate calendar years. If the Term ends other than on December 31, Tenant's obligations to pay Tenant's Percentage Share of estimated and actual amounts of increases in Taxes, Assessments, and Operating Expenses for such final calendar year shall be prorated to reflect the portion of such year included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes, Assessments, and Operating Expenses for such calendar year by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365. Landlord may, but shall not be required to, calculate prorations with regard to when during a calendar year particular items of Taxes, Assessments, and Operating Expenses were incurred. If any Taxes, Assessments, or Operating Expenses are not separately assessed against or separately charged to the Real Property, but are (a) jointly assessed against or charged to the Real Property and other land or improvements in the Facility, or (b) assessed against or charged to land or improvements in the Facility that are used as common areas for the benefit of the Building and one or more other buildings in the Facility, an equitable portion, as reasonably determined by Landlord, of such Taxes, Assessments, or Operating Expenses shall be allocated to the Real Property for purposes of this Section 5.

       5.5 Estimated Payments. Landlord shall notify Tenant of the estimated monthly amount of Tenant's Percentage Share of increases in Taxes, Assessments, or Operating Expenses and Tenant shall pay Landlord such estimated amount at the same time as and together with Tenant's Minimum Monthly Rent. Landlord may from time to time, by notice to Tenant, change such estimated monthly or quarterly amounts based upon Landlord's actual or projected Taxes, Assessments, or Operating Expenses.

       5.6 Statement of Expenses. Landlord shall, after December 31 of each year, determine and furnish to Tenant a notice containing a computation of the charge or credit to Tenant for any difference between (a) Tenant's allocable share of the actual Taxes, Assessments, and Operating Expenses and (b) the estimated portion(s) thereof paid by Tenant for the preceding calendar year, and the amount of any underpayment shall be paid by Tenant within ten (10) days after delivery of said notice. Such notice shall contain a line item detail setting forth by categories the actual Operating Expenses incurred by Landlord for the previous year. In the event of overpayment by Tenant, Landlord shall credit such overpayment in full against Tenant's payment of rent next coming due hereunder. Upon expiration or sooner termination

                                                                   Page 9 of 38.

       of this Lease, if Tenant was not in material default hereunder immediately prior thereto, Landlord shall refund to Tenant any overpayment.

       5.7 Non-Waiver of Rights. Without limitation to the provisions of Section 30 (Non-Waiver), no failure or determination of Landlord in any one year to include or exclude certain items in its computation of Taxes, Assessments, or Operating Expenses or to invoice Tenant for the full amount of Tenant allocable share of Taxes Assessments, or Operating Expenses shall be construed as depriving Landlord of the right to include such items as Taxes, Assessments, or Operating Expenses or to invoice Tenant for the full amount of Tenant's allocable share thereof in any subsequent year in strict accordance with the provisions of this Section 5.

       5.8 Right to Audit:

          5.8.1 The good-faith determination of the accountant then serving Landlord shall be conclusive and determinative of what constitutes a Tax, Assessment, or Operating Expense each year. During the 30-day period commencing upon Tenant's receipt of any statement provided by Landlord under Subsection 5.6 above, Tenant shall have the right, at Tenant's expense and upon not less than forty-eight (48) hours' prior notice to Landlord, to inspect at reasonable times Landlord's books and records for the Facility for the calendar year covered by such statement, for purposes of verifying Landlord's calculation of Taxes, Assessments, and Operating Expenses. Such inspection may only be done by an accounting firm which is generally considered to be one of the ten (10) largest accounting firms headquartered in the United States. If Tenant shall not have availed itself of such inspection, Tenant shall be deemed to have accepted as final and determinative the amounts shown on the statement of expenses. If Tenant shall have availed itself of its right to inspect the books and records, and then disputes the accuracy of the information set forth in Landlord's books and records with respect to the statement of expenses, Tenant shall nevertheless continue to pay the amounts as required by the provisions of this Section 5; provided however, that no later than six (6) months after receipt of the statement of expenses, Tenant must (or its right to contest such charges shall be deemed waived) institute arbitration proceedings against Landlord, in an arbitration proceeding governed by the rules of the American Arbitration Association, to collect and recover any overpayment made by Tenant resulting from errors in the books and records of Landlord; and provided further, that Tenant shall, within ten (10) days after filing of the complaint, serve Landlord with a copy of the complaint filed in any such proceeding. Tenant shall be precluded from contesting Taxes, Assessments, or Operating Expenses, or Landlord's computations of the amounts payable by Landlord or Tenant pursuant to this Section 5, unless an arbitration complaint is filed and served within such six (6) month period. Should the arbitrator find errors in excess of ten percent (10%) of the statement of expenses, then Landlord shall be responsible for all reasonable fees incurred by Tenant with respect to the arbitration proceeding. Should the arbitrator find errors of less than four percent (4%) of the statement, then Tenant shall be responsible for all the reasonable fees incurred by Landlord with respect to the arbitration proceeding. Should the arbitrator find errors of between four percent (4%) and ten percent (10%) of the statement, then each party shall be responsible for all fees incurred by it with respect to the arbitration proceeding.

          5.8.2 If Tenant institutes such arbitration procedures, then the arbitrator shall determine whether or not Tenant was over-charged for Tenant's Percentage Share of increases in Taxes, Assessments, or Operating Expenses or undercharged for its share of increases. At the conclusion of the arbitration, the arbitrator shall issue a ruling as to what the Taxes, Assessments, and Operating Expenses, and Tenants Percentage Share of increases therein, should have been had Landlord strictly complied with the provisions of this Lease. If Landlord overcharged Tenant for increases in Taxes, Assessments, or Operating Expenses, the amount of the overcharge shall be returned to Tenant within thirty (30) days following the conclusion of the arbitration. If the arbitrator determines that Tenant was undercharged for increases in Taxes, Assessments, or Operating Expenses, Tenant shall pay the amount of such undercharge to Landlord within thirty (30) days following the issuance of the arbitration ruling.

                                                                  Page 10 of 38.

6.  SECURITY:

       6.1 Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the amount specified in Subsection 1.1(f) (the "Deposit"), which shall be held by Landlord as security for the full and faithful performance of Tenant's covenants and obligations under this Lease. The Deposit is not an advance Minimum Monthly Rent deposit, an advance payment of any other kind, or a measure of Landlord's damages in case of Tenant's default. If Tenant fails to comply with the full and timely performance of any or all of Tenant's covenants and obligations set forth in this Lease, then Landlord may (but shall not be required to), from time to time, without waiving any other remedy available to Landlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy such failure or to compensate Landlord for all damages sustained by Landlord resulting from Tenant's failure to comply fully and timely with its obligations pursuant to this Lease. No acceptance of such payment shall be construed as an admission that Tenant has performed all of its obligations hereunder. If Landlord elects to make such application of all or any portion of the Deposit, Landlord shall notify Tenant of the nature and amount thereof and Tenant shall within ten (10) days thereafter deposit with Landlord an amount sufficient to increase the Deposit to an amount equal to one hundred ten percent (110%) of the amount thereof set forth in Subsection 1.1(f), as the same may have been increased by prior applications of this Subsection 6.1, and any Tenant failure to immediately do so shall constitute an Event of Default under this Lease. If Tenant is in compliance with this Lease's covenants and obligations as of the sixtieth (60th) day after the expiration or earlier termination of this Lease and Tenant's vacating of the Premises, Landlord shall thereupon return to Tenant the unused portion of the Deposit and any advance rent paid by Tenant. Each time the Minimum Monthly Rent shall increase pursuant to the provisions of this Lease, within five (5) business days thereafter, Tenant shall pay to Landlord as additional Deposit an amount equal to the difference between the new Minimum Monthly Rent and the Minimum Monthly Rent in effect immediately prior to such increase. Landlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Deposit separate and apart from Landlord's general or other funds, and Landlord may commingle the Deposit with any of Landlord's general or other funds. Tenant shall not at any time be entitled to interest on the Deposit.

       6.2 No Bar or Defense to Other Remedies. No security or guaranty that may now or hereafter be furnished to Landlord for the payment of the rent herein reserved or for performance by Tenant of the other covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, or for the recovery of the Premises, or to any action that Landlord may at any time commence for a breach of any of the covenants or conditions of this Lease.

7. HAZARDOUS SUBSTANCES:

       7.1 Definitions. As used herein, "Hazardous Substance" shall mean any substance, material, or waste that is or becomes regulated by any federal, state, or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness, or reactivity; and "Environmental Requirements" shall mean all Laws relating to industrial hygiene, protection of human health, warnings, hazard communication, employee rights-to-know, environmental protection, or any Hazardous Substance.

       7.2 Consent Required for Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be brought upon, generated, produced, kept or used in or about the Facility by Tenant or any Tenant Parties unless (a) such Hazardous Substance is necessary for Tenant's business (and such business is a Permitted Use) and (b) Tenant first obtains the consent of Landlord if such Hazardous Substance is other than (i) an "Article" (as defined in 29 C.F.R. (S)1910.1200) that is free of asbestos (whether friable or nonfriable) and polychlorinated biphenyls (PCBs) or
       (ii) a consumer product that is used on the Premises in quantities that would not require any notification or reporting under any Environmental Requirement, or any warnings to any persons located anywhere outside the Premises, if the entire quantities were released into the environment. Any request by Tenant for such consent shall be in writing and shall demonstrate to the reasonable satisfaction of Landlord that such Hazardous Substance will be stored, used, and disposed of in a manner that complies with all

                                                                  Page 11 of 38.

       Environmental Regulations applicable to such Hazardous Substance. Such consent shall not be unreasonably withheld, but Landlord shall in no case be obligated to consent to the presence of any Hazardous Substance that will increase the likelihood or magnitude of Landlord's liability, or to any treatment, storage, or disposal upon the Premises or the Facility of any Hazardous Substance whose treatment, storage, or disposal requires a permit or variance under applicable Environmental Requirements. In no event shall Landlord ever be obligated to execute any application for any such permit or variance.

       7.3 Notices. Tenant shall promptly deliver to Landlord copies of any reports made to any environmental agency arising out of or relating to any Hazardous Substances in, on, or from the Premises and copies of all hazardous waste manifests reflecting the legal and proper disposal of all hazardous wastes removed by Tenant from the Facility. If at any time Tenant shall become aware, or have reasonable cause to believe that any Hazardous Substances, other than those already known by Landlord or permitted under this Lease, have come to be located in or about the Premises, or that any known Hazardous Substances have been, are being, or threaten to be released into the environment, Tenant shall, immediately upon discovering same, give notice of that condition to Landlord.

       7.4 Compliance with Environmental Requirements. Without limitation to the generality of Subsection 2.2 (Restriction on Use), Tenant shall at its own expense fully comply with all Environmental Requirements, prudent industry practices, and Landlord's Rules and Regulations regarding use, handling, disturbance, management, or disposal of Hazardous Substances, except as otherwise provided in Subsection 7.5 below. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Environmental Requirements, Tenant shall cause any and all Hazardous Substances removed from the Premises (or from any other portion of the Facility, if their removal is at the instance or direction of Tenant) to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Upon expiration or earlier termination of the Term, Tenant shall cause to be removed from the Premises and the Facility all Hazardous Substances that Tenant or any Tenant Parties caused or permitted to be located there. If the presence of Hazardous Substances brought onto the Facility by any of such persons results in contamination of any portion of the Facility, Tenant shall be solely responsible, at its sole expense, for taking any and all necessary steps to return the affected portion of the Facility to its condition prior to such contamination, as reasonably determined by Landlord; provided, however, that Tenant shall not take any remedial action (except in emergencies) in response to the presence of, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to, any Hazardous Substance in any way connected with the Facility, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene, or otherwise appropriately assert and protect Landlord's interest with respect thereto; and further provided, that Landlord shall have the right (but not the obligation) to perform any such remediation on Tenant's behalf, in which event Tenant shall reimburse Landlord for all of Landlord's reasonable costs and expenses incurred in connection therewith.

       7.5 Landlord's Obligation. Subject to Landlord's right to reimbursement of certain costs or expenses under other provisions of this Lease, Landlord agrees to use commercially reasonable efforts to comply with all applicable Environmental Requirements regarding the use, management, or disposal of Hazardous Substances (a) that were existing on the Premises as of the date Tenant originally took occupancy thereof under a prior lease or (b) that were otherwise brought upon or kept or used in or about the Facility by Landlord, its agents, employees, or contractors.

8. NO LIGHT, AIR OR VIEW EASEMENT:

No diminution or shutting off of light, air, or view by any structure that may be erected on the lands of the Facility or other nearby lands shall in any way affect this Lease, abate any rent hereunder, or otherwise impose any liability on Landlord.

9. ALTERATIONS:

       9.1 Tenant's Right to Make Alterations. Tenant shall not make or suffer to be made any alterations, additions, improvements, or utility installations of an amount greater than TEN

                                                                  Page 12 of 38.

       THOUSAND DOLLARS ($10,000.00) (collectively, "Alterations") to the Premises or any part thereof without the prior consent of Landlord. Tenant specifically acknowledges that it shall not be unreasonable for Landlord to withhold approval of any proposed contractor or subcontractor of Tenant on the grounds that Landlord believes that the performance of work in the Building by such contractor or subcontractor could result in labor disputes with Landlord's own contractors or Building employees of Landlord or Landlord's contractors. Landlord may, at any time during the Term, require Tenant to remove any or all Alterations made without Landlord's consent or otherwise made in material violation of any of the provisions of this Section 9. In no event shall Landlord be required to consent to any Alterations that would not be normal for the Permitted Uses, that might adversely affect the utility or value of the Premises or the Building for future tenants, that would alter the exterior appearance of the Building, that would be of a structural nature, that could adversely affect the plumbing, mechanical, or electrical systems servicing the Facility, that would be excessively expensive to remove, or that would otherwise be prohibited under this Lease. All permitted Alterations shall be made in conformity with the requirements of Subsection 9.2 below. Once any such Alterations have been completed, whether prior to or during the Term of this Lease, they shall thereafter be included in the designation of the Tenant Improvements.

       9.2 Installation of Alterations. Any Alterations installed by Tenant during the Term shall be done in strict compliance with all of the following requirements:

          9.2.1 No such work shall proceed without Landlord's prior written approval of (i) Tenant's contractor(s); (ii) certificates of insurance from a company or companies approved by Landlord, furnished to Landlord by Tenant's contractor, for combined single limit bodily injury and property damage insurance covering comprehensive general liability and automobile liability, in an amount not less than One Million Dollars ($1,000,000) per occurrence and endorsed to show Landlord, Landlord's property manager, and each general partner of Landlord (if Landlord is a partnership) as additional insureds, and for workers' compensation as required by law, endorsed to show a waiver of subrogation by the insurer to any claims Tenant's contractor may have against Landlord (provided, however, nothing in this Subsection 9.2.1 shall release Tenant of its other insurance obligations hereunder); and (iii) detailed plans and specifications for such work. Any changes in, deviations from, modifications of, or amendments to the approved plans and specifications shall also require Landlord's prior written approval.

          9.2.2 Tenant shall cause its contractor(s) to coordinate with Landlord's building management all construction and installation activities covered by this Subsection 9.2. All such work shall be done in a skillful and first class workmanlike manner, consistent with high quality practices and standards of the construction industry, and shall be pursued diligently and continuously until completed, always in conformity with the approved plans and specifications. All materials, equipment, and articles incorporated into the Alterations shall be new, and of recent manufacture, and of the most suitable grade for the purpose intended.

          9.2.3 No Alterations shall be commenced without Tenant first having obtained a valid building permit and/or all other permits or licenses when and where required, copies of which shall be furnished to Landlord before the work is commenced. Any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant's expense. Landlord's approval or consent to any such work shall not impose any liability upon Landlord. No work shall commence until and unless Landlord has received at least ten (10) days' notice that such work is to commence.

          9.2.4 Tenant shall immediately reimburse Landlord for any expense greater than FIVE HUNDRED DOLLARS ($500.00) incurred by Landlord in reviewing and approving the plans and specifications (and any modifications thereto) for such work or the work itself.

          9.2.5 If the estimated cost of the Alterations exceeds Five Thousand Dollars ($5,000.00), then (a) Tenant shall obtain any bonds required by Landlord pursuant to Section 11

                                                                  Page 13 of 38.

          below and (b) during all such times as the work is being performed, Tenant shall carry, or cause its approved contractors to carry, builder's risk completed value insurance, in an amount approved by Landlord.

          9.2.6 Prior to undertaking any physical work in or around the Premises, Tenant shall notify Landlord, in writing, of the exact nature and location of the proposed work and shall promptly supply such additional information regarding the proposed work as Landlord shall request. After receipt of Tenant's notice, Landlord may, to the extent appropriate, supply Tenant with the Building regulations and procedures for working in areas where there is a risk of coming into contact with materials or building systems that, if not properly handled, could cause health or safety risks or that could damage such systems and/or the Building. Tenant shall cause its contractors, at Tenant's sole cost and expense, strictly to comply with all such Building regulations and procedures established by Landlord and with all applicable Laws. Landlord shall have the right at all times to monitor the work for compliance with the Building regulations and any applicable Laws. If Landlord determines that any applicable Law or any Building regulations and/or procedures are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is satisfied that the applicable Laws and Building regulations and procedures will be observed. Neither Landlord's review and approval of the plans and specifications nor Landlord's monitoring of any work in or around the Premises shall not be deemed a certification by Landlord of compliance with any applicable Laws or with the Building regulations and procedures or a waiver by Landlord of its right to require strict compliance with such Laws, regulations, or procedures, nor shall such monitoring relieve Tenant from any liabilities relating to such work.

          9.2.7 Upon completion of any Alterations, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

       9.3 Tenant Improvements--Treatment at End of Lease

          9.3.1 All Tenant Improvements (and all Alterations, upon their completion) made by or for Tenant, whether temporary or permanent in character, and whether made by Landlord or Tenant, shall be Landlord's property, and shall be surrendered to Landlord in good order, condition, and repair (ordinary wear and tear excepted), broom clean, upon the expiration or earlier termination of the Term, and Tenant shall not be entitled to any compensation therefor; provided however, that at the election of Landlord, exercisable by notice to Tenant, Tenant shall, at Tenant's sole expense, prior to the expiration of the Term, remove from the Premises all Tenant Improvements and Alterations (or such portion thereof as Landlord may require to be removed) and repair all damage to the Premises caused by such removal. At least thirty (30) days prior to the termination of this Lease, Tenant shall submit by notice to Landlord a written request of Landlord for instructions as to whether or not Landlord elects to require any such removal of Tenant Improvements or Alterations. Any damage or deterioration of the Premises or any Tenant Improvements that could have been prevented by good maintenance practices shall not be deemed to be ordinary wear and tear.

          9.3.2 All of Tenant's furniture, furnishings, trade fixtures, equipment not attached to the Building or the Premises, other personal property, and all trash and debris (collectively, the "Personal Property"), shall be completely removed by Tenant on or prior to the expiration of the Term; provided, however, that Tenant shall repair all damage caused by such removal prior to the expiration of the Term, and provided further, that any of Tenant's Personal Property not so removed shall, at the option of Landlord, automatically become the property of Landlord. Thereafter, Landlord may retain or in any manner dispose of said Personal Property not so removed, without liability to Tenant.

       9.4 Other Improvements in the Building. If as a result of any Alterations or Tenant Improvements or as a result of Tenant's particular use of the Premises, Landlord shall be required by any applicable Law to make other improvements (including, without limitation, upgrading of installations of life safety systems or compliance with standards for

                                                                  Page 14 of 38.

       handicapped persons) in or upon the Premises or any other portion of the Building or Facility, then Landlord shall have the right to charge Tenant for the cost of such other improvements.

10. REPAIR OBLIGATIONS:

       10.1 Tenant's Obligations. Except as otherwise provided in Section 9 (Alterations), Section 16 (Building Services). and Section 23 (Damage or Destruction), Tenant, at its sole cost and expense, shall keep the Premises and every part thereof in good, clean, pest-free, and sanitary condition and repair at all times during the Term. All damage, injury or breakage to any part or portion of the Premises or the Facility caused by the willful or negligent act or omission of Tenant or any of its officers, directors, trustees, partners, agents, contractors, employees, licensees, invitees, visitors, customers, or trespassers (collectively, the "Tenant Parties") shall be promptly repaired at Tenant's sole cost and expense, to the satisfaction of Landlord; provided, however, that Tenant shall be entitled to receive reimbursement for such expense to the extent that the cost of any such repair is covered by insurance obtained by Landlord as part of Operating Expenses. Landlord shall have the right to perform such repair work. Tenant shall be solely responsible for the design and function of all of Tenant Improvements, whether or not installed by Landlord at Tenant's request. Tenant waives all rights to make repairs to the Premises or to the Facility at the expense of Landlord, or to deduct the cost of such repairs from any payment owed to Landlord under this Lease.

       10.2 Landlord's Obligations. Provided that no Event of Default shall have occurred and then remain uncured, Landlord shall keep in good condition and repair the foundations, exterior walls, structural condition of the interior bearing walls, and the roof of the Building, as well as any parking lots, parking structures, walkways, driveways, landscaping, fences, signs, and utility installations of the common areas. Landlord will make repairs at times and in such a manner as not to unreasonably disrupt Tenant's use. Landlord shall not, however, be obligated to paint the Facility; nor shall Landlord be required to maintain, repair, or replace windows, skylights, doors, or plate glass of the Premises. Landlord's obligations under this Subsection shall not apply to any non-insured damage or wear and tear caused by any breach or default by Tenant under this Lease or by any negligent or willful act or omission of Tenant or the Tenant Parties. Landlord shall not be obligated to perform repairs for which Tenant has expressly assumed responsibility under other provisions of this Lease. Landlord shall have no obligation to make any repairs under this Subsection until a reasonable time after receipt of notice from Tenant of the need for such repairs. Tenant hereby acknowledges that the foregoing description of certain obligations and rights of Landlord is not intended to limit or restrict Landlord's rights under other provisions of this Lease to reimbursement for costs and expenses incurred in connection with such matters.

11. LIENS:

Tenant shall keep the Premises, the Building, and the rest of the Facility free from liens arising out of any work or materials actually or allegedly performed or furnished, or obligations incurred, by or for Tenant. At any time Tenant either desires or is required to make any Alterations whose estimated cost is greater than $5,000.00, Landlord may, without limitation to the provisions of
Section 9 (Alterations) above, (a) require Tenant, at Tenant's sole cost and expense, to obtain and provide to Landlord a completion or performance bond, in a form and by a surety acceptable to Landlord and in an amount not less than one and one-half (1-1/2) times the estimated cost of such Alterations, to insure Landlord against liability from mechanics' and materialmen's liens and to insure completion of the work, and (b) require such additional items or assurances as Landlord in its sole discretion may deem reasonable or desirable. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for mechanics', materialmen's or other liens in connection with any Alterations, repairs, or any work performed, materials furnished, or obligations incurred by or for Tenant. In the event any such lien is filed or asserted, Tenant shall immediately post any bond required to release the Premises and the Facility therefrom.

12. SIGNS; NAMES OF BUILDING AND FACILITY:

Except for a sign (which shall comply with Landlord's building standard criteria) placed on the entry door to the Premises, Tenant shall not place any logo, sign, advertisement, announcement, warning, or notice upon or in front of the Premises or any common areas. Tenant shall not use any name, insignia, or logotype of the Building or Facility for any purpose. Tenant shall not use any picture of the Building or

                                                                  Page 15 of 38.

Facility in its advertising or stationery or in any other manner. Landlord expressly reserves the right, in Landlord's sole and absolute discretion, at any time to change the name, insignia, logotype, or street address of the Building or the Facility without in any manner being liable to Tenant.

13. ASSIGNMENT AND SUBLETTING:

       13.1 "Transfer" Defined. As used herein, the term "Transfer" shall mean any assignment of this Lease (including, without limitation, assignment by operation of law--e.g., death of an individual tenant or merger, dissolution, consolidation, or other reorganization of a corporate tenant), subletting of all or any part the Premises, or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Premises, including without limitation, concession, mortgage, encumbrance, devise, hypothecation, agency, franchise, or management agreement, or to suffer any other person (the agents and employees of Tenant excepted) to occupy or use the said Premises or any portion thereof. If Tenant is a corporation that is not deemed a public corporation, or is an unincorporated association or partnership, or if Tenant consists of more than one party, the transfer, assignment (including, without limitation, assignment by operation of law), or hypothecation of any stock of or interest in Tenant in the aggregate in excess of forty percent (40%), shall also be deemed to be a "Transfer." If Tenant is a partnership or consists of more than one party, then any of the foregoing events with respect to any such party comprising Tenant, or with respect to any general partner of Tenant or any such party, shall also be deemed to be a "Transfer." Notwithstanding the foregoing, occupancy of all or part of the Premises by parent, subsidiary, or affiliated companies of Tenant shall not be deemed a "Transfer," provided that such parent, subsidiary or affiliated companies were not formed as a subterfuge to avoid the obligations of this Section 13.

       13.2 No Transfer Without Consent. Tenant shall not, either voluntarily or by operation of law or otherwise, suffer a Transfer without the prior written consent of Landlord, which consent shall not be unreasonably withheld, except as otherwise expressly provided below. Landlord's consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer; nor shall Landlord's consent constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant; nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated in writing by Landlord at the time; nor shall Landlord's acceptance of rent from any person be deemed a waiver by Landlord of any provision of this
       Section 13. If Landlord's approval or consent for any agreement or instrument is required hereunder, then no amendment or modification shall be made thereto without Landlord's prior consent. Any Transfer that is not in compliance with the provisions of this Section 13 shall be voidable at Landlord's election.

       13.3 Procedure for Assignment and Subletting/Landlord's Recapture Rights. Tenant shall advise Landlord by written notice of (a) Tenant's intent to make a Transfer, (b) the name of the proposed transferee, and evidence reasonably satisfactory to Landlord that such proposed transferee is comparable in reputation, stature and financial condition to the other tenants then leasing comparable space in the Facility (such evidence shall include, without limitation, [i] a description of the proposed transferee's business background and experience, [ii] the past two year's Federal Income Tax returns of the proposed transferee, [iii] the proposed transferee's audited annual Balance Sheets and Profit and Loss Statements for the past two year, certified correct by a Certified Public Accountant, [iv] banking references of the proposed transferee, and [v] at least five business and three personal references for the proposed transferee), and (c) the terms of the proposed assignment or subletting (including the financial terms and the intended use of the Premises), together with a copy of the proposed Transfer documents. Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until Landlord has received all of the foregoing documentation from Tenant. Landlord shall, within thirty (30) days after receipt of such notice and documentation, and any additional information reasonably requested by Landlord, elect one of the following:

          (i)  Consent to such proposed Transfer;

          (ii) Refuse such consent, which refusal shall be on reasonable grounds, subject to the provisions of Subsection 13.4 below; or

                                                                  Page 16 of 38.

          (iii) Elect to terminate this Lease in the event of an assignment, or in the case of a sublease, terminate this Lease as to the portion of the Premises proposed to be sublet for the proposed term of the sublease. If Landlord exercises such termination option, then (A) this Lease shall terminate as to all or such portion, as the case may be, of the Premises effective as of the date on which the proposed Transfer was intended to have become effective, or in the event of a sublease the Lease shall be deemed suspended as to the sublet premises for the period of the proposed sublease, (B) Tenant shall vacate such portion of the Premises prior to such date, and (C) Landlord and Tenant shall have no further liability to each other under this Lease from and after such date, except as otherwise provided in Section 41 (Survival of Certain Rights and Obligations). If this Lease is terminated as to less than all of the Premises pursuant to the preceding sentence, the rent under this Lease shall be equitably adjusted by Landlord on the basis that the rentable area of the portion of the Premises remaining bears to the rentable area of the entire Premises. No failure of Landlord to exercise its termination option hereunder shall be deemed a waiver of the right to terminate this Lease subsequently in accordance with the terms hereof, as it is intended that this option to terminate shall continue to exist during the entire Term.

       13.4 Conditions to Approval

          13.4.1 It is understood and agreed that, without limiting Landlord's right of consent as provided herein, Landlord's withholding consent shall be deemed reasonable if the proposed assignment or sublease fails to meet any one or more of the following criteria: (i) neither the proposed Transfer nor the proposed use of the Premises by the proposed transferee shall conflict with or result in a breach of Subsections 2.2 (Restriction on Use), 7.2 (Consent Required for Hazardous Substances), or 13.8 (Non-Competition), or any other provision of this Lease, nor shall it violate any exclusivity arrangement that Landlord may then have with any other tenant of the Facility; (ii) the proposed transferee shall not be a governmental entity; (iii) if Tenant's obligations under this Lease have been guaranteed by one or more third parties, then each such guarantor's written consent to the proposed Transfer shall have been furnished to Landlord; (iv) the tenancy of the proposed transferee shall not have a disadvantageous impact on the Common Areas or the other occupants of the Facility; (v) the occupation of the proposed transferee in the Premises shall not cause a diminution in the reputation of the Facility or the other businesses located therein; (vi) the proposed transferee shall be at least comparable in reputation, stature and financial condition to the other tenants then leasing comparable space in the Facility; and (vii) the rent payable by any proposed assignee or subtenant be at least at the then current rental rates for the Premises or comparable premises in the Facility, but not less than the then current Minimum Monthly Rent under this Lease.

          13.4.2 In the event that Landlord shall consent to a proposed Transfer, or shall reasonably disapprove a proposed Transfer (other than in connection with an exercise of Landlord's recapture rights under Subsection 13.3), pursuant to the provisions of this Section 13, Tenant shall pay Landlord's processing costs and attorneys' fees (including reasonable costs of Landlord's in-house counsel) not greater than ONE THOUSAND DOLLARS ($1,000.00) incurred in connection with such matter, as reasonably determined by Landlord.

       13.5 Landlord's Right to Bonus Rentals

          13.5.1 If Tenant at any time duly assigns this Lease (including, without limitation, a sale of all or substantially all of Tenant's assets or corporate stock) or subleases the Premises or any part thereof, then Tenant shall pay to Landlord, immediately upon Tenant's receipt thereof, ninety percent (90%) of the "Rent Differential" received by Tenant in connection with or in respect to such assignment or subletting. For purposes of this Subsection, the following definitions shall apply:

                (i) the term "Rent Differential" shall mean the excess of (a) any and all "Proceeds" payable to Tenant over (b) Tenant's "Allowed Costs";

                                                                  Page 17 of 38.

                (ii) the term "Proceeds" shall mean any and all fees, rents, charges, payments, or other sums or consideration payable or deliverable to Tenant in connection with such assignment or subletting, regardless of whether any or all of such Proceeds are deemed to be allocable to the leasehold or to Tenant's corporate stock or to Tenant's business at the Premises or to Tenant's trade fixtures, equipment, furnishings, accounts receivable, or inventory at the Premises or to any other tangible or intangible personal property of Tenant connected with the Premises or Tenants business there conducted; and

                (iii) the term "Allowed Costs" shall mean (a) reasonable attorneys' fees and reasonable broker's commissions and fees paid by Tenant to nonaffiliated attorneys or brokers in connection with such assignment or subletting, plus (b) the reasonable costs of constructing any tenant improvements Tenant is required to furnish to such assignee or subtenant, plus (c) in the case of an assignment, all of the Gross Rent, or in the case of a subletting, the proportionate amount of the Gross Rent allocable to the portion of the Term and portion of the Premises (if less than all) covered by such subletting, as reasonably determined by Landlord, plus (d) the lesser of (1) the fair market value, as reasonably determined by Landlord, of any of Tenant's trade fixtures, equipment, furniture, accounts receivable, and/or tangible or intangible personal property sold to such subtenant or assignee in connection with such assignment or subletting or (2) the actual consideration therefor received by Tenant. For purposes of this Lease, the term "Gross Rent" shall mean Minimum Monthly Rent and the sums payable pursuant to Subsections 5.1, 5.2.1, 5.2.2, 5.2.3, 5.3.1, and 5.5 of this
                Lease.

          13.5.2 In the event the Proceeds are paid in installments (e.g., monthly subrent), then the Allowed Costs shall be amortized over the scheduled number of installment payments, and Landlord's share of the Rent Differential shall be payable at the same time such installment payments are made.

          13.5.3 Tenant covenants that any allocation of payments or other consideration payable or deliverable to Tenant in connection with any subletting of the Premises or assignment of this Lease shall be made in good faith and not with a purpose to avoid Tenant's obligation to pay 90% of the Rent Differential to Landlord.

       13.6 Joint and Several Obligations. Each permitted subtenant or assignee shall assume all obligations of Tenant under this Lease with respect to the Premises, or such portion thereof as may be covered by the sublease, and shall be and remain jointly and severally liable with Tenant for the payment of Minimum Monthly Rent and additional rent and the performance of all of the terms, covenants, conditions, and agreements herein contained on Tenant's part to be performed with respect to such space; provided, however, that without limiting the obligations of Tenant under this Lease, such subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease, unless otherwise agreed in writing by the parties thereto. No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Tenant shall deliver to Landlord a duly executed duplicate original of the Transfer instrument in a form satisfactory to Landlord that (i) provides that the transferee assumes Tenant's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, applicable to the Premises in the event of an assignment or applicable to the subleased space in the event of a sublease, (ii) provides that the transferee will, at Landlord's election, attorn directly to Landlord in the event Tenant's Lease is terminated for any reason on the terms set forth in the instrument of transfer, and (iii) contains such other assurances as Landlord reasonably deems necessary. The failure or refusal of a transferee to execute such an instrument of assumption shall not release or discharge the assignee from its obligations set forth above.

       13.7 Assignment of Subrents. Tenant hereby assigns and transfers to Landlord all of Tenant's interest in any rentals or other income arising from any sublease heretofore or hereafter made by Tenant. Landlord may collect such rentals and income and apply same toward Tenant's obligations under this Lease; provided, however, that until an Event of Default shall have occurred, Tenant shall be entitled to receive, collect, and enjoy such rentals and income,

                                                                  Page 18 of 38.

       subject to the provisions of Subsection 13.5 above. Landlord shall not, by reason of this or any other assignment of any sublease to Landlord, nor by reason of any collection of rentals from a subtenant, be deemed liable to such subtenant for any failure of Tenant to perform or comply with any of Tenant's obligations to such subtenant under its sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that an Event of Default has occurred under this Lease, to pay to Landlord the rentals due and to become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such Event of Default has occurred and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against such subtenant or Landlord for any such rentals so paid by such subtenant to Landlord.

       13.8 Non-Competition. In no event shall Tenant, without Landlord's prior consent, assign this Lease or sublet the Premises or any portion thereof to any then tenant or occupant of space in the Facility, or any prospective tenant with whom to the best of Tenant's knowledge and without inquiry. Landlord is then, or has within six (6) months prior thereto, engaged in lease negotiations or discussions that included the delivery of written correspondence concerning same by at least one of the parties thereto, or by its broker agent or representative to the best of Tenant's knowledge and without inquiry.

       13.9 No Merger. The voluntary or other surrender of this Lease by Tenant or mutual cancellation of this Lease shall not work a merger. At the option of Landlord, any such surrender or cancellation of this Lease shall either terminate any and all then existing subleases or subtenancies or operate as an assignment to Landlord of Tenant's interest in any and all such subleases or subtenancies.

       13.10 Landlord's Right to Assign. Landlord shall have the right to sell, encumber, convey, transfer, and/or assign any of its rights and obligations under this Lease.

14. INDEMNIFICATION; INSURANCE; ALLOCATION OF RISK:

       14.1 Indemnification. Except as to any Claims (as defined below) from which Landlord releases Tenant from liability pursuant to Subsection 14.5 below, Tenant shall at its expense defend (by counsel reasonably approved by Landlord), protect, indemnify, and hold harmless Landlord and Landlord's subsidiaries, affiliates, partners, and agents, their respective directors, officers, stockholders, trustees, attorneys, employees, successors, and assigns (collectively, the "Landlord Parties") from and against any and all Claims for injury (including death and physical, psychological, and emotional injuries) to any person or damage to any property whatsoever, arising from or caused by (whether in whole or in part, directly or indirectly) any of the following occurrences or circumstances:

          (i) any occurrence in, on, or about the Premises or any part thereof, arising from any cause whatsoever, except to the extent caused by the sole or gross negligence or willful misconduct of Landlord and/or the Landlord Parties, unless covered by insurance obtained by Tenant, in which event such indemnification and agreement to hold harmless shall, to the extent of such insurance, apply even if Landlord or the Landlord Parties were solely negligent or engaged in gross negligence and/or willful misconduct;

          (ii) any occurrence in, on, or about any part of the Facility, the use of which Tenant may have in conjunction with other tenants or occupants of the Facility, to the extent such injury or damage shall be caused in whole or in part by Tenant or any Tenant Parties;

          (iii) any Hazardous Substances that Tenant or any Tenant Parties caused or permitted to be used, analyzed, stored, transported, disposed, deposited, generated, discharged, or released in, on, under, to, from, or about the Facility or any nearby property; or

          (iv) any misrepresentation, breach, or default under this Lease by Tenant.

                                                                  Page 19 of 38.

       As used herein, the term "Claims" shall mean claims, liabilities, penalties, fines, judgments, forfeitures, losses (including, without limitation, diminution in the value of the Facility, and damages for the loss or restriction on use of rentable or usable space or of any amenity of the Facility), expenses (including, without limitation, reasonable attorneys' fees, consultant fees, expert fees, and court costs), and costs, including, without limitation, and whether foreseeable or unforeseeable, any and all costs incurred in connection with any investigation of site conditions, and any and all costs of any required or necessary repair, cleanup, detoxification, decontamination, or other remedial work concerning the Facility. BY SIGNING ITS INITIALS BELOW, TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SUBSECTION AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.

       _____________ TENANT'S INITIALS

       14.2 Tenant's Insurance. Tenant shall have the following insurance obligations:

          14.2.1 Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force at all times during the Term, a policy of commercial general liability and property damage insurance (including automobile liability). The minimum limits of liability shall be a combined single limit of not less than ONE MILLION DOLLARS ($1,000,000.00) per occurrence. The policy shall state that Landlord and the Landlord Parties are named as additional insureds and are entitled to recovery for the negligence of Tenant. The policy shall also provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds that would void or otherwise reduce coverage shall not void or reduce coverages as to other insured or additional insureds; shall insure performance by Tenant of the indemnity provisions of this Lease; and shall afford coverage after the Term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage that occurred or arose in whole or in part during the term of this Lease. The policy shall be primary coverage for Tenant and Landlord for any liability arising out of Tenant's and the Tenant Parties' use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limits of said insurance shall not, however, limit any liability of Tenant under Subsection 14.1.

          14.2.2 Personal Property Insurance. Tenant shall maintain in full force and effect on all of its fixtures, personal property, and equipment in the Premises a policy or policies of fire and casualty insurance in "all risk" form (including water damage) to the extent of at least ninety percent (90%) of their replacement cost (without deduction for depreciation), or that percentage of the replacement cost required to negate the effect of a coinsurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than FIVE HUNDRED DOLLARS ($500.00). Tenant shall also insure in the same manner the physical value of all its leasehold improvements, if any, in the Premises. The "full replacement value" of the improvements to be insured under this Subsection 14.2.2 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not less frequently than once every three (3) years, Landlord shall have the right to notify Tenant that it elects to have the replacement value redetermined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination. During the Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and leasehold improvements so insured. Landlord shall have no interest in said insurance, and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain insurance for all plate glass upon the Premises. All such insurance shall contain waivers of subrogation to the extent available on a commercially reasonable basis.

                                                                  Page 20 of 38.

          14.2.3 Worker's Compensation Insurance. Tenant shall carry and maintain Workers Compensation and Employer's Liability insurance as required by applicable Laws.

          14.2.4 Business Interruption. Tenant shall maintain loss of income and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, but in no event in an amount less than the Gross Rent payable hereunder for six (6) months. All such insurance shall contain waivers of subrogation to the extent available on a commercially reasonable basis.

          14.2.5 Other Coverage. Not more frequently than every three (3) years, if, in the reasonable opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, or additional coverages not specified above should be obtained, Tenant, at its cost, shall increase such insurance coverage, and/or obtain such additional coverages, as required by either Landlords's lender or Landlord's insurance consultant, consistent with the then prevailing custom for new leases of similar space in the business district where the Facility is located.

          14.2.6 Insurance Criteria. All the insurance required to be carried by Tenant (except Tenant's Personal Property Insurance and Workers Compensation Insurance) hereunder shall:

               (i) Be issued by insurance companies that are qualified and admitted to do business in the State where the Facility is located and that carry a designation in "Best's Insurance Reports," as issued from time to time throughout the Term, as follows: Policy holders' rating of A; financial rating of not less than X;

               (ii)  Be issued in a form acceptable to Landlord.

               (iii) Contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and to Landlord's lender before cancellation or expiration or decrease in the coverage, scope, or amount of any policy.

               (iv) Waive subrogation, as required by Subsections 14.2.2, 14.2.4, and 14.5, with respect to property loss or damage by fire or other casualty.

               (v) Name Landlord and its property manager as additional insureds and, at Landlord's request, shall carry a lender's loss payee endorsement in favor of Landlord's lender and such other endorsement(s) as Landlord may reasonably require from time to time.

          14.2.7 Evidence of Coverage. An executed copy of each insurance policy, or a certificate thereof with the actual policy attached, shall be delivered to Landlord prior to Tenant's commencing remodeling work in or taking occupancy of the Premises, and Tenant shall keep each such policy in full force and effect throughout the Term. Renewal policies or certificates thereof shall be delivered to Landlord at least thirty (30) days in advance of the expiration dates of the expiring policies.

          14.2.8 Tenant Insurance Default. In the event that Tenant fails to deliver to Landlord any policy, certificate, or renewal notice hereunder required within the prescribed time period, or if any such policy is canceled or modified during the Term without Landlord's consent, Landlord may at its option, but shall not be obligated to, obtain such insurance on behalf of Tenant and bill Tenant, as additional rent, for the cost thereof. The provisions of this Section 14 are for the benefit of Landlord and its lenders only and are not nor shall they be construed to be for the benefit of any employee of Tenant, any other tenant or occupant of the Building or the Facility, or any other person whatsoever.

                                                                  Page 21 of 38.

       14.3 Landlord's Insurance. Landlord shall maintain policies of insurance covering loss of or damage to the Building in the full amount of its replacement cost. Such policies shall provide protection (subject to reasonable deductibles) against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage, and any other perils (e.g., flood and earthquake) that Landlord reasonably deems appropriate. Landlord shall not obtain insurance for Tenant's trade fixtures or equipment.

       14.4 Exculpation. Except to the extent otherwise expressly provided below in this Subsection, Tenant hereby waives all Claims against Landlord and the Landlord Parties for any loss, theft, or damage to Tenant's business or Personal Property or injury (including death and physical, psychological, and emotional injuries) to persons, in, upon or about the Premises and/or the Facility from any cause whatsoever, including, without limitation, the active or passive negligence of Landlord or the Landlord Parties. Without limiting the generality of the foregoing, Tenant specifically acknowledges that such waived Claims includes injuries, losses, and damage resulting from the following causes:

       Fire; smoke; explosion; falling plaster, ceiling tiles, fixtures, or signs; broken glass; steam; gas; fumes; vapors; odors; dust; dirt; grease; acid; oil; any other Hazardous Substance; debris; noise; air or noise pollution; vibration; theft; breakage; vermin; electricity; computer or electronic equipment or systems malfunction or stoppage; water; rain; flooding; freezing; windstorm; snow; sleet; hail; frost; ice; excessive heat or cold; sewage; sewer backup; toilet overflow; leaks or discharges from or into the Premises or any other part of the Facility, or from any pipes, sprinklers, appliances, equipment (including, without limitation, heating, ventilating, and air-conditioning equipment); electrical or other wiring; plumbing fixtures; roofs; windows; skylights; doors; trapdoors; the surface or subsurface of any floor or ceiling of any part of the Facility; dampness or climatic conditions; maintenance, repair, or construction activities; renovation work; and any interruption, cessation, or failure of any public or other utility service.

       The foregoing notwithstanding, neither Landlord nor the Landlord Parties shall be released from liability for their own gross negligence or willful misconduct or Landlord's negligent failure to respond to written notice from Tenant of deficiencies that result in such loss, damage, or injury (provided that the correction of such deficiencies is the obligation of Landlord hereunder). However, Landlord's liability shall be subject to the further limitations set forth in Subsection 22.6. BY SIGNING ITS INITIALS BELOW, TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SUBSECTION AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.

       _____________ TENANT'S INITIALS

       14.5 Allocation of Insured Risks/Subrogation.

          14.5.1 Landlord and Tenant release each other from any Claims of whatever nature for damage, loss, or injury to the Premises, the Building, and/or the Facility, or to the other's property in, on, or about the Premises and the Facility, to the extent of any insurance proceeds that are received or receivable (or that would have been receivable but for such releasing party's breach or default of its obligations under this Lease), even if such damage, loss, or injury shall have been caused by the fault or negligence (but not willful misconduct) of the other party or anyone for whom such party may be responsible. Landlord and Tenant shall each cause their respective insurance policies to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any policy. To the extent of any insurance proceeds actually received, or that would have payable but for a breach of this Lease, neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

          14.5.2 If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by

                                                                  Page 22 of 38.

          insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

15. SECURITY SERVICES:

       15.1 Landlord's Obligation to Furnish Security Services. Landlord may, but shall not be obligated to, furnish security services for the Premises and/or the Building and/or the Facility as Landlord deems appropriate in its sole and absolute discretion. In the event Landlord does furnish or contract to furnish any such services, Tenant shall nevertheless have sole responsibility for the protection of itself, the Tenant Parties and all property of Tenant and the Tenant Parties located in, on, or about the Premises or the Building or the Facility, and the provisions of
       Section 14 shall nevertheless continue in full force and effect.

       15.2 Tenant's Right to Install Security System. If Tenant wishes to establish or install any automated and/or non-automated security system in, on, or about the Premises, Tenant shall first notify Landlord of Tenant's plan for any such system, and Landlord shall have the right to review and approve or disapprove said plan in Landlord's discretion; however, Landlord's approval will not be unreasonably withheld. If Landlord approves any such plan and Tenant establishes or installs any automated and/or non-automated security system in, on, or about the Premises, and should such system adversely affect the Premises or the Facility or the desirability of the Premises or the Facility as commercial space for its then current uses, or have an adverse effect on other tenants, respectively, Landlord shall subsequently have the right to review Tenant's security system from time to time and request Tenant to make such changes in personnel and/or equipment. Tenant shall make said requested changes immediately thereafter.

16. BUILDING SERVICES:

       16.1 Standard Building Services. Subject to the full performance by Tenant of all of Tenant's obligations under the Lease, Landlord shall furnish the Premises with the standard building services and utilities as set forth in the attached Exhibit D.

       16.2 Additional Services. Tenant shall not, without the consent of Landlord, (a) use any equipment, apparatus, or device in the Premises that will in any way increase the amount of electricity, cooling capacity, or water usually furnished or supplied for use of the Premises for general office purposes or (b) connect with electric current, except through existing electrical outlets in the Premises, or connect to water pipes, any apparatus or device for the purpose of using electric current or water. Tenant agrees to pay immediately upon demand all reasonable charges imposed by Landlord from time to time for all building services and utilities supplied to or used by Tenant in excess of or in addition to those standard building services and utilities described in Exhibit D. Such excess and additional building services and utilities are hereinafter referred to as "Additional Services." Landlord may at any time cause a switch and/or metering system to be installed at Tenant's expense (which expense Tenant shall pay within ten (10) working days after receipt of an invoice from Landlord covering the installment cost of such switch or metering system) to measure the amount of building services, utilities, and/or Additional Services consumed by Tenant or used in the Premises.

       16.3 Conservation. Tenant shall cooperate fully with Landlord to effect conservation of all utilities in the Building and shall use reasonable efforts to minimize its use of water, heat, electricity, and air conditioning.

       16.4 Landlord's Right to Cease Providing Services. Landlord reserves the right, in its sole and absolute discretion with respect to item (a) below, and in its reasonable discretion and with reasonable notice with respect to item (b) below, to reduce, interrupt, or cease service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone

                                                                  Page 23 of 38.

       systems, and/or utility services of the Premises, the Building, or the Facility, for any of the following reasons or causes:

          (a) any accident, emergency, Law, or Force Majeure (as defined in Section 17); or

          (b) the making of any repairs, additions, alterations, or improvements to the Premises, the Building, or the Facility, until such repairs, additions, alterations, or improvements shall have been completed.

       No such interruption, reduction, or cessation of any such building services or utilities shall constitute an eviction or disturbance of Tenant's use or possession of the Premises or common areas, or a breach of Landlord's obligations hereunder, or render Landlord liable for any damages (including, without limitation, any damages, compensation, or claims arising from any interruption or cessation of Tenant's business), or entitle Tenant to be relieved from any of its obligations under the Lease, or result in any abatement of rent. However, Landlord shall use commercially reasonable diligence to restore such service, and to minimize any disturbance to Tenant, where it is within Landlord's commercially reasonable control to do so.

17. FORCE MAJEURE:
Except as otherwise expressly provided elsewhere in this Lease with respect to Tenant's right to abatement of Gross Rent under certain circumstances, Landlord shall not be chargeable with, liable for, or responsible to Tenant for anything or in any amount for any failure to perform or delay caused by any of the following events (collectively, "Force Majeure"): fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental or quasi-governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; accident; breakage; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by Landlord.

18. RULES AND REGULATIONS:
Tenant, its agents, employees, and servants and those claiming under Tenant will at all times observe, perform, and abide by all of the general rules and regulations promulgated by Landlord as set forth in Exhibit C, and as reasonably modified, supplemented, or amended by Landlord from time to time (the "Rules and Regulations"). Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Facility of any of said rules and regulations, and Landlord reserves the right to make reasonable exceptions for specific tenants or occupants with respect to the application of certain rules and regulations. Subject to the foregoing, Landlord agrees to use commercially reasonable efforts, consistent with Landlord's rights under applicable leases, to apply the Rules and Regulations in a fair, responsible, and equitable manner. If there is a conflict between the Rules and Regulations and any provision of this Lease, the provisions of this Lease shall prevail.

19. HOLDING OVER:

       19.1 Surrender of Possession. Tenant shall surrender possession of the Premises immediately upon the expiration of the Term or termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the expiration or earlier termination of the Term, whether with or without Landlord's consent, all of the provisions of this Lease pertaining to the obligations of Tenant and the rights of Landlord during the Term shall apply to such holdover period, except as expressly modified by this Section 19.

       19.2 Holding Over With Consent. If Tenant, with Landlord's consent, retains possession of the Premises after the expiration of the Term, Tenant shall become a tenant from month-to-month, at a monthly rental equal to one hundred fifty percent (150%) of the Minimum Monthly Rent applicable immediately prior to the expiration of the Term. Such month-to-month tenancy shall be terminable in the manner provided by law.

       19.3 Holding Over Without Consent. If Tenant, without Landlord's consent, retains possession of the Premises after the expiration or earlier termination of Term (or, in the case

                                                                  Page 24 of 38.

       of a month-to-month tenancy under Subsection 19.2, after the duly noticed termination date of such tenancy), then Tenant shall pay to Landlord monthly rental equal to two hundred percent (200%) of the Minimum Monthly Rent applicable immediately prior to the expiration or earlier termination of the Term, and Tenant shall indemnify Landlord from and against all losses, costs, claims, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements) sustained by Landlord by reason of such retention (including, without limitation, claims for damages by any other person to whom Landlord may have agreed to lease all or any part of the Premises effective on or after the date Tenant was obligated to surrender possession of the Premises). No acceptance by Landlord of rent during any such holding over without Landlord's approval shall reinstate, continue, or extend the Term of this Lease or shall affect any notice of termination given to Tenant prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Landlord to obtain possession of the Premises, Landlord may receive and collect when due any and all payments owed by Tenant under this Lease, and otherwise exercise its rights and remedies. The making of any such payments by Tenant shall not waive such notice, or in any manner affect any pending suit or judgment obtained.

20. SUBORDINATION:
This Lease shall, at Landlord's sole option, be subject and subordinate at all times to the lien of any mortgages or deeds of trust in any amounts whatsoever now or hereafter placed on or against the Facility (or any portion thereof) or on or against Landlord's interest or estate therein without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed as a result of any foreclosure or deed in lieu of any mortgage or deed of trust hereafter placed on or against the Facility, if and so long as Tenant is not in default of any of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease deemed to be prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, then this Lease shall be deemed to be prior to such instrument, regardless of whether this Lease is dated prior or subsequent to the execution or recording date thereof. Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease as may be required by Landlord, provided that said instruments recognize that Tenant's right to quiet possession of the Premises shall not be disturbed if and so long as Tenant is not in default of its obligations under this Lease. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver any such instruments for or in the name of Tenant.

21. ENTRY BY LANDLORD:

       21.1 Landlord reserves and shall have the right to enter the Premises at any and all reasonable times to inspect the same, to verify Tenant's compliance with its obligations under this Lease, to post notices of non-responsibility (if permitted by the Laws of the State where the Facility is located), to post any notices Landlord reasonably believes are required by law to be posted on the Premises, to deliver notices to Tenant or any subtenant or occupant of any portion of the Premises, to supply any service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective lender, purchasers, investors, or tenants. Landlord may, during the last six (6) months of the Term, place "For Lease" signs on or about the Premises.

       21.2 Landlord also reserves and shall have the right to enter the Premises, upon reasonable prior written notice (except in emergencies), to alter, improve, renovate, or repair the Premises and any portion of the Facility or its mechanical systems, and Landlord may for such purposes erect scaffolding and other appropriate structures where reasonably required by the character of the work to be performed. In the event that any such entry by Landlord into the Premises, or such work performed by Landlord at the Facility, prevents Tenant from gaining access to all or any significant portion of the Premises for more than five (5) consecutive business days, then Minimum Monthly Rent shall be abated in proportion to the part of the Premises (if less than all) to which Tenant shall have been denied access, but there shall be no abatement of rent by reason of all or any portion of the Premises being inaccessible for a period of five (5) or fewer consecutive business days. Further, Tenant shall not be entitled to any abatement of rent on account of any noise, vibration, or other disturbance to Tenant's business at the Premises that may arise out of any such entry by Landlord into the Premises or out of Landlord's performance of any such work at the Facility,

                                                                  Page 25 of 38.

       and under no circumstances shall any such noise, vibration, disturbance, work, or entry by Landlord be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof. Landlord shall use commercially reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to avoid or minimize disruption of Tenant's business during any such entry or work by Landlord.

       21.3 Landlord shall have the right to use any and all means that Landlord may deem appropriate to open any doors in an emergency in order to obtain entry to the Premises.

22. DEFAULTS AND REMEDIES:

       22.1 Events of Default

          22.1.1 Definition. In addition to those events designated as Events of Default in other provisions of this Lease, each of the following shall constitute an "Event of Default" by Tenant and a material breach of this Lease:

                (1) Tenant's failure to make any payment owed by Tenant under this Lease, as and when due, where such failure is not cured within three (3) days following Tenant's receipt of Landlord's written notice thereof; or

                (2) Tenant's failure to observe, keep, or perform any of the terms, covenants, agreements, or conditions under this Lease that Tenant is obligated to observe or perform, other than that described in subdivision (1) above, for a period of ten (10) days after delivery of notice to Tenant of said failure; provided however, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under this Lease if Tenant shall commence the cure of such default so specified within said ten (10) day period and diligently prosecute the same to completion; or

                (3) Landlord's discovery that any financial statement given to Landlord by Tenant, by any assignee or subtenant of Tenant, by any successor in interest of Tenant, or by any guarantor of any obligations of Tenant under this Lease, was materially false, where Tenant fails, within ten (10) days after delivery of Landlord's written demand, to give Landlord such additional assurances or security for the full and faithful performance of all Tenant's obligations under this Lease as Landlord shall reasonably have demanded; or

                (4) The occurrence of any of the events described in Subsection
                36.5 (Events of Bankruptcy) below with respect to any guarantor of any obligations of Tenant under this Lease, where Tenant fails to furnish a substitute guarantor, or alternative security, satisfactory to Landlord within ten (10) days after Landlord's delivery of Landlord's written demand therefor.

          22.1.2 Notice of Default. The notices of default provided for in Subsection 22.1.1(1) and (2), and the written demands provided for in Subsection 22.1.1(3) and (4), shall in each case be in lieu of, and not in addition to, any notice required under applicable unlawful detainer Laws;

       22.2 Remedies. Upon the occurrence of any Event of Default, Landlord may exercise any one or more of the termination rights and other remedies described in Addendum A, in addition to all other rights and remedies now or hereafter provided at law or in equity.

       22.3 Right to Cure. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to perform any act on its part to be performed under this Lease, and such failure shall continue for three
       (3) days after notice thereof to Tenant (except that no notice shall be required in cases of emergency), Landlord may, but shall not be obligated to do so, without waiving or releasing Tenant from any obligations of Tenant, perform any such act on Tenant's part to be

                                                                  Page 26 of 38.

       performed as provided in this Lease. All costs incurred by Landlord with respect to any such performance by Landlord (including reasonable attorneys' fees) shall be paid by Tenant to Landlord immediately upon demand.

       22.4 Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue the Lease after being dispossessed or ejected from the Premises.

       22.5 Remedies Cumulative. All remedies of Landlord under this Lease are cumulative. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages, nor shall Landlord have any obligation to mitigate damages, except to the extent otherwise provided by applicable Laws.

       22.6 Default by Landlord. In no event shall Landlord be deemed to be in default of any obligation hereunder unless and until thirty (30) days have expired after delivery of notice of such deficiency to Landlord and to anyone else, or to any lien holder, to whom Landlord has instructed Tenant to send duplicative notices, specifying in detail Landlord's failure to perform, to Landlord and to the holder of any recorded interest pertaining to the Building; provided, however, that if such deficiency cannot be cured or corrected within such 30-day period Landlord shall not be in default if Landlord or anyone on behalf of Landlord commences such cure or correction within such 30-day period and thereafter diligently prosecutes the same to completion. If Landlord is deemed to be in default under the provisions of this Subsection, Tenant shall be entitled to bring an action for declaratory judgment or specific performance, or for damages (subject to the provisions of this Lease limiting Landlord's liability) shown by Tenant to have been proximately caused by such default. Notwithstanding anything to the contrary in this Lease, Tenant agrees that, in the event that it becomes entitled to receive damages from Landlord, Tenant shall not be allowed to recover from Landlord consequential damages or damages in excess of the out-of-pocket expenditures incurred by Tenant as a result of a default by Landlord. Landlord's liability to Tenant for damages resulting from Landlord's breach of any provision or provisions of the Lease shall not exceed the value of Landlord's equity interest in the Facility. Tenant hereby expressly waives its rights under any and all Laws, now or hereafter in effect, to terminate this Lease (whether prior to or after the commencement of the Term) or to withhold any payment owed by Tenant under this Lease, on account of any damage, condemnation, destruction, or state of disrepair of the Premises, or any part thereof, it being the parties' intent that the provisions of this Lease shall govern the parties' rights and obligations with respect to such matters.

23. DAMAGE OR DESTRUCTION:

       23.1 Total or Substantial Destruction. In the event that the Facility or Building shall be destroyed to the extent of forty percent (40%) or more of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be damaged or not, upon written notice to Tenant not later than the 60th day after the date of such destruction.

       23.2 Loss Covered by Insurance. If, at anytime prior to the expiration or termination of this Lease, (a) all or any portion of the Premises, or any portion of the Common Areas whose use is required for Tenant's business, shall be wholly or partially damaged or destroyed by fire or other casualty or peril (collectively, a "Casualty"), and (b) at least ninety percent (90%) of the total costs of performing the necessary repairs and replacements under then applicable Law will be fully covered and paid for by available proceeds of insurance maintained by Landlord, and (c) such damage or destruction shall render the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

          23.2.1 Repairs That Can Be Completed Within One Hundred Eighty Days. Within sixty (60) days after the date of Tenant's notice to Landlord of such damage or destruction (the "Damage Notice Date"), Landlord shall give Tenant notice of Landlord's good faith determination of whether the damage or destruction can be repaired under applicable Laws, without the payment of overtime or other premiums, within one hundred eighty (180) days after the date such determination of Landlord is made. If all such repairs to the

                                                                  Page 27 of 38.

          Premises and/or such portions of the Common Areas can, in Landlord's good faith judgment, be substantially completed in such manner within such one hundred eighty (180) day period, Landlord shall undertake such repairs and this Lease shall remain in full force and effect.

          23.2.2 Repairs That Cannot Be Completed Within One Hundred Eighty Days. In the event that Landlord ever determines that such repairs to the Premises or to such portions of the Common Areas cannot, in Landlord's good faith judgment, be substantially completed under applicable Laws, without the payment of overtime or other premiums, within one hundred eighty days after the date of such determination, then Landlord shall notify Tenant of such determination. In such notice Landlord shall either agree to undertake such repairs (in which even the notice shall include Landlord's estimate of the time required to complete same) or elect to terminate this Lease. If Landlord so agrees to undertake repairs, but states that the required repairs will not be completed within 180 days after delivery of such notice, then Tenant shall have an option, exercisable by written notice thereof delivered to Landlord not later than the tenth (10th) after Landlord's delivery of Landlord's notice that the repairs will not be completed within such 180-day period, to terminate this Lease. If neither Landlord nor Tenant exercise such a right of termination following Landlord's determination that repairs will take more than 180 days, then Landlord shall diligently undertake to repair such damage or destruction.

       23.3 Loss Not Covered By Insurance. If, at anytime prior to the expiration or termination of this Lease, (a) all or any portion of the Premises, or any portion of the Common Areas whose use is required for Tenant's business, is wholly or partially damaged or destroyed by a Casualty, and (b) less than ninety percent (90%) (if any) of the total costs of performing the necessary repairs and replacements will be fully covered and paid for by available proceeds of insurance maintained by Landlord, and (c) such damage or destruction renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

          23.3.1 Landlord shall deliver to Tenant, within sixty (60) days after the Damage Notice Date, a written notice whereby Landlord shall either
          (a) elect to terminate this Lease or (b) agree to undertake such repairs, in which latter event such notice shall include a statement of Landlord's good faith estimate of the number of days required in order to achieve substantial completion, under applicable Laws, of such repair and restoration work. If Landlord does not elect by such notice to Tenant to repair such damage, this Lease shall be deemed to have been terminated by Landlord.

          23.3.2 If pursuant to Subsection 23.3.1 Landlord elects to undertake such repairs, but states that the required repairs will not be completed within 180 days after delivery of such notice, then Tenant shall have an option, exercisable by written notice thereof delivered to Landlord not later than the tenth (10th) after Landlord's delivery of Landlord's notice that the repairs will not be completed within such 180-day period, to terminate this Lease. If neither Landlord nor Tenant exercise such a right of termination with respect to a Casualty covered by this Subsection 23.3, then Landlord shall diligently undertake to repair such damage or destruction.

       23.4 Destruction During Final Year. Notwithstanding anything to the contrary contained in Subsections 23.1 or 23.2, if the Premises or the Building or a portion of the Common Areas required for Tenant's business are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, and no renewal rights have been exercised prior to such damage or destruction, and if as a result of such damage or destruction Tenant is denied access or use of the Premises for the conduct of its business operations for a period of ten (10) consecutive business days, Landlord or Tenant may, at its option, by giving the other written notice prior to substantial completion of the repairs, and in no event later than the 60th day after the Damage Notice Date, elect to terminate this Lease.

       23.5 Effective Date of a Lease Termination. Any notice of Tenant's election to terminate under this Section 23 shall include a statement of the effective date of such termination, which shall not be more than sixty (60) days after the date such notice is delivered. Any notice of

                                                                  Page 28 of 38.

       Landlord's election to terminate under this Section 23 shall be effective
       (a) on the tenth (10th) day after delivery of the notice, if the damage or destruction shall have prevented Tenant from conducting business at the Premises, or (b) on the sixtieth (60th) day after delivery of the notice, in the event that Tenant shall not have been so prevented from conducting business at the Premises.

       23.6 Abatement of Gross Rent. In the event that all or any portion of the Premises shall be rendered inaccessible or unusable to Tenant, and unused by Tenant, for a period of more than ten (10) consecutive days as a result of any damage or destruction caused by any Casualty (and provided that such Casualty shall not have arisen in whole or in part out of any gross negligence or willful misconduct on Tenant), then Gross Rent shall be reduced proportionately for such portion of the Premises as shall be rendered inaccessible or unusable to Tenant, and unused by Tenant, during the period of time that such portion is unusable or inaccessible to Tenant, and unused by Tenant.

       23.7 Destruction of Tenant's Personal Property, Tenant Improvements or Property of the Tenant Parties. In the event a Casualty causes damage to or destruction of the Premises or the Building or the Facility, under no circumstances shall Landlord be required to repair damage to, or make any repairs to or replacements of, Tenant's Personal Property. However, as part of Common Area Costs, Landlord shall cause to be insured Tenant Improvements and Alterations that do not consist of Tenant's Personal Property and shall cause proceeds of such insurance to be applied to the cost of repairing or restoring such Tenant Improvements and Alterations, but Tenant shall pay for such portion of those costs as may be uninsured or be subject to a deductible. Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Building or the Facility by Tenant or the Tenant Parties.

       23.8 Exclusive Remedy. The remedies provided for in this Section 23 shall be Tenant's sole and exclusive remedy in the event a Casualty causes damage to or destruction of all or any portion of the Premises, Building, or Facility, and Tenant, as a material inducement to Landlord's entering into this Lease, irrevocably waives and releases the provisions of any Law that would automatically terminate this Lease or otherwise be contrary to the provisions of this Section in the event of any such damage or destruction.

24. EMINENT DOMAIN:

       24.1 Definitions. The following terms shall have the indicated definitions as used herein: (a) "Condemnation" or "Taking" means (i) the exercise of any governmental or power, whether by legal proceedings or otherwise, by a Condemnor and/or (ii) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of eminent domain or while legal proceedings for eminent domain are pending; (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned; (c) "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation; and
       (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of eminent domain.

       24.2 Permanent Taking

          24.2.1 Total Taking. If the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking.

          24.2.2 Partial Taking; Common Areas

                24.2.2.1 If any portion of the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant shall have the right to elect to terminate this Lease if forty percent (40%) or more of the rentable square footage of the Premises is taken, or if the portion taken renders the remainder of the Premises economically unusable by Tenant, as determined by Landlord's architect. To be effective, such election to terminate must be made by written notice delivered to Landlord within twenty (20) days after Tenant's obtaining knowledge of the impending acquisition of such portion of the Premises by Condemnation. Tenant shall be deemed to have knowledge of such impending acquisition if Tenant enters into negotiations with the

                                                                  Page 29 of 38.

                Condemnor's representatives, on receipt of service of complaint and summons or order for immediate possession, or on receipt of a letter of inquiry from Landlord advising Tenant of the impending acquisition and requesting notice of Tenant's resulting elections and contentions. Tenant's notice shall contain a clear and unequivocal statement of its election to terminate, and its reasons for this election.

                24.2.2.2 If any part of the Common Areas of the Facility is taken by Condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Premises. If such a Taking materially interferes with access to the Premises, either party shall have the election to terminate this Lease pursuant to this Section 24.

                24.2.2.3 If forty percent (40%) or more of the Building or the Facility is taken by Condemnation (whether or not any Portion of the Premises shall have been taken), Landlord shall have the election to terminate this Lease in the manner prescribed herein.

                24.2.3 Termination or Abatement. If either party elects to terminate this Lease under the provisions of Subsection 24.2.2 (such party is hereinafter referred to as the "Terminating Party"), it must terminate by giving notice to the other party (the "Nonterminating Party") within twenty (20) days after the nature and extent of the Taking have been finally determined (the "Decision Period"). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than sixty (60) days after the Terminating Party has notified the Nonterminating Party of its election to terminate, nor later than the Date of Taking. If such notice of termination is not given within the Decision Period, this Lease shall continue in full force and effect except that the Gross Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Gross Rent in effect prior to the Taking by a fraction the numerator of which is the square footage taken from the Premises and the denominator of which is the square footage in the Premises prior to the Taking.

                24.2.4 Restoration. If there is a partial Taking of the Premises and this Lease remains in full force and effect pursuant to this
                Section 24, Landlord, at its cost, shall accomplish all necessary restoration so that the Premises are returned as near as practical to their condition immediately prior to the Date of Taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the Condemnor.

                24.2.5 Award. Any Award arising from the Condemnation or the settlement thereof shall belong to and be paid to Landlord and Tenant hereby assigns to Landlord any right of Tenant thereto, except that Tenant shall receive from the Award compensation for the following, if specified by amount in the Award by the Condemnor, so long as it does not reduce Landlord's Award in respect of the real property: Tenant's trade fixtures, tangible personal property, goodwill, loss of business, and relocation expenses. Tenant shall have the right to participate in condemnation proceedings for the purposes permitted under this
                Section 24 and to complain against the Condemnor authority for a separate award for such losses. At all events, Landlord shall be solely entitled to all Awards in respect of the real property, including the bonus value of the leasehold. Tenant shall not be entitled to any Award until Landlord has received the total amount to which Landlord is entitled hereunder.

       24.3 Temporary Taking. No temporary taking of the Premises or any part of the Premises and/or of Tenant's rights to the Premises or under this Lease shall terminate this Lease or give Tenant any right to any abatement of any rents owed to Landlord pursuant to this Lease. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant.

                                                                  Page 30 of 38.

25. SALE BY LANDLORD:
In the event Landlord shall sell, assign, convey, or transfer all or a part of its interest in the Facility or any part of the Facility, Tenant agrees to attorn to such transferee, assignee, or new owner. If all of Landlord's interest in the Facility shall be sold, assigned, conveyed, or transferred, then upon consummation of such sale, assignment, conveyance, or transfer, Landlord shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, assignment, transfer, or conveyance, and in such event Tenant agrees to look solely to the responsibility of such transferee, assignee, or new owner. In the event of such sale, assignment, transfer, or conveyance, Landlord shall transfer, or in lieu thereof grant a credit at closing, to such transferee, assignee, or new owner of the Facility the balance of the Deposit, if any, remaining after lawful deductions and in accordance with applicable Law, after notice to Tenant, and Landlord shall thereupon be relieved of all liability with respect to the Deposit.

26. ESTOPPEL CERTIFICATES:
Upon either party's prior request from time to time, the other party shall execute, acknowledge, and deliver to the requesting party, not later than ten
(10) days after such request, a statement (i) certifying the date of commencement of this Lease, (ii) stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of such modifications), (iii) stating the dates to which rent has been paid, (iv) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party, or specifying each such default if any are claimed, and (v) setting forth such other matters as may reasonably be requested. Landlord and Tenant intend that any such statement delivered pursuant to this Section may be relied upon by any permitted subtenant, assignee, or lender of Tenant, by the mortgagee or the beneficiary of any deed of trust, or by any purchaser or prospective purchaser of the Real Property. If Tenant's failure to deliver such statement within the required time is not cured within three (3) days after Landlord's delivery of written notice of such default, such failure to deliver the statement shall, at Landlord's option, be an Event of Default under this Lease by Tenant, or it shall be conclusive upon Tenant that (a) this Lease is then in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, and (c) not more than one month's rent has been paid in advance. Tenant further agrees, from time to time upon Landlord's request, promptly to furnish to Landlord financial statements reflecting Tenant's then current financial condition and, if rendered in the ordinary course of conducting Tenant's business, a copy of Tenant's then most current certified financial statements.

27. REQUIREMENTS OF LANDLORD'S LENDERS:

       27.1 Financing Condition. Landlord may from time to time desire to mortgage all or a portion of the Facility for the purpose of securing financing from an institutional lender. In the event such institutional lender requires, as a condition of granting Landlord such financing, that this Lease be amended or modified, then Tenant shall, within ten (10) days after Landlord's request, consent to and execute any such reasonable amendment or modification of this Lease; provided, however, that such modification or amendment only concerns (a) the lender's right to notification, (b) the lender's right to cure defaults by Landlord, (c) requirements for the lender's consent or approval when Landlord's consent or approval is required hereunder, (d) requirements for the lender's prior consent or approval for any amendment, modification, or early termination of the Lease, for any waiver of any of the terms or conditions of the Lease to be performed or observed by Tenant, or for any estoppel certificate to be provided by Landlord, (e) restrictions on prepayments of rent, (f) the lender's right to require that rents be paid directly to the lender, (g) the resolution of ambiguities or correction or errors or omissions contained in this Lease, and/or (h) such other matters as Tenant may consent to, which consent shall not be unreasonably withheld. At Landlord's option, Tenant's failure to execute and deliver such a Lease modification or amendment within the required time shall be an Event of Default under this Lease by Tenant, without any further notice to Tenant.

       27.2 Mortgagee Protection. Tenant agrees to give any present or future mortgagee and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and leases, or otherwise), of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease (if any), then the mortgagees and/or trust deed

                                                                  Page 31 of 38.

       holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.

28. SUBSTITUTION OF PREMISES:
Landlord hereby reserves the right, from time to time prior to the Commencement Date or during the Term, to relocate Tenant to other premises in the Facility on the following terms and conditions: (a) the new premises shall be substantially the same in size, dimensions, configuration, decor, and quality as the Premises described in this Lease, and shall be placed in that condition by Landlord at its cost; (b) the physical relocation of the Premises shall be accomplished by Landlord at its cost; (c) Landlord shall give Tenant at least sixty (60) days' notice of Landlord's intention to relocate the Premises; (d) the physical relocation of the Premises shall take place on a weekend, if practicable, and shall be accomplished as quickly as reasonably practicable; (e) all reasonable actual out-of-pocket costs incurred by Tenant as a result of the relocation, including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising, and other such items, but excluding any lost revenues or any intangible costs, shall be paid by Landlord;
(f) if the relocated premises are smaller than the Premises as they existed before the relocation, Gross Rent shall be reduced to a sum computed by multiplying the Gross Rent specified in Sections 4 and 5 by a fraction, the numerator of which shall be the total number of rentable square feet in the relocated premises, and the denominator of which shall be the total number of rentable square feet in the Premises before relocation; and (g) from and after the date of such relocation and substitution, the term "Premises" as used in this Section shall mean the substituted premises in the Facility, and Landlord and Tenant shall execute an amendment to this Lease stating the relocation of the Premises and the reduction of Gross Rent, if any.

29. ATTORNEYS' FEES:
In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease (including an action or proceeding between one party and the trustee or debtor in possession while the other party is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code or any successor statute to such Code)), or in the event suit is brought for the recovery of any amount due and owing under this Lease, the prevailing party shall be entitled to recover all its costs and expenses in connection therewith (including court costs and reasonable attorneys' fees, costs and disbursements) from the unsuccessful party, whether or not such action, proceeding or appeal is prosecuted to judgment or other final determination. The term "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other party by reason of the other party's breach or default and obtains substantially the relief sought, whether by compromise, settlement, or judgment. If such prevailing party shall recover in any such action, proceeding, or appeal, such costs and expenses (including court costs and reasonable attorneys' fees, costs and disbursements) shall be included in and as a part of such judgment.

30. NON-WAIVER:
The waiver by Landlord or Tenant of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease. Nor shall any consent by Landlord or Tenant in any one instance dispense with necessity of consent in any subsequent or other instance. Nor shall any custom or practice that may develop between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of this Lease. The subsequent acceptance by Landlord of any payment owed by Tenant to Landlord under this Lease, or the payment of rent by Tenant, shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement, condition, or provision of this Lease, other than the failure of Tenant to make the specific payment so accepted by Landlord, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of the making or acceptance of such payment.

31. NOTICES:
All notices, notifications, demands, requests, consents, approvals, designations, elections, and waivers that may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, or one business day after such notice or demand is sent by a reliable overnight courier service, or three (3) business days after it is sent by United

                                                                  Page 32 of 38.

States certified or registered mail, in each case with postage prepaid and the notice or demand addressed to the other party at its address set forth in Subsection 1.1(b) of this Lease, or to such other place as such party may from time to time by like notice designate. Written notice given in any other manner shall have been duly given when actually received by Landlord's manager of the Facility (in the case of notice to Landlord) or by any of the undersigned representatives of Tenant or any other executive level employee or officer of Tenant. If there is more than one tenant under this Lease, then notice to any one of them shall constitute notice to all and notice from any one of them shall constitute notice from all.

32. JOINT AND SEVERAL LIABILITY:
If Tenant consists of more than one person or other entity, Tenant's obligations hereunder shall be joint and several as between such persons and/or entities.

33. TIME:
Subject to provisions of Section 17 (Force Majeure), time is of the essence of this Lease and each and all of its provisions.

34. SUCCESSORS:
Subject to the provisions of Section 13 (Assignment and Subletting) and Section 25 (Sale by Landlord), and except as otherwise provided to the contrary in this Lease, the terms, covenants, and conditions herein contained shall apply to, bind, and inure to the benefits of the heirs, successors, executors, administrators, and permitted assigns of the respective parties hereto.

35. ENTIRE AGREEMENT:
This Lease (including the exhibits, riders, addenda, and schedules referred to herein and made a part hereof) embodies the entire agreement between, and understanding of, the parties and supersedes all prior agreements and understandings (oral or written) between the parties with respect to the subject matter hereof. This Lease shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by both Landlord and Tenant.

36. RESTRICTIONS ON OPTIONS:

       36.1 Definition. As used in this Section 36, the word "Option" shall mean any of the following rights or options of Tenant, if any such rights or options are granted pursuant to an addendum or other modification to this standard lease form: (1) any right or option to extend the term of this Lease, (2) any option or any right of first refusal or first offer to lease the Premises or any other space within the Facility or other property of Landlord or its affiliates, and (3) any right or option of Tenant to terminate or cancel this Lease prior to the last day of the initial Term contemplated by Subsection 1.2(d).

       36.2 Options Personal. Each Option, if any, granted to Tenant in this Lease is personal to the original Tenant and may be exercised only by the original Tenant while directly (and not through subleases) occupying more than sixty percent (60%) of the Premises, and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity other than the original Tenant. If the original Tenant consists of more than one person or other entity, each such person or entity must join in the exercise of the Option in order for it to be effective. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, by reservation or otherwise.

       36.3 Multiple Options. In the event that Tenant has multiple Options to extend or renew the term of this Lease, a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

       36.4 Strict Enforcement of Conditions and Limitations Upon Options

       36.4.1 Tenant hereby specifically acknowledges and agrees that the time limitations upon the exercise of any Option will be strictly enforced, that any attempt to exercise such Option at any other time shall be void and of no force or effect, and that if any such Option is not exercised within the applicable time period, Landlord intends immediately thereafter to undertake appropriate efforts relating to the marketing or management of the space affected

                                                                  Page 33 of 38.

       by the Option. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such Option because of the provisions of this Subsection or for any other reason whatsoever.

       36.4.2 Tenant further agrees that if Tenant is in default hereunder on the date of giving the required notice of exercise of such Option, such notice shall be totally ineffective, and if Tenant is in default hereunder on the date any extension or renewal of the term of this Lease was to commence, such extension or renewal of the term shall not commence, and this Lease shall expire at the end of the Term as theretofore in effect. Notwithstanding any provision of this Lease to the contrary, all Options shall automatically be void, and shall have no further effect, upon the commencement of any holdover by Tenant after the expiration or earlier termination of the Term.

       36.4.3 Tenant further agrees that if (a) more than once during the twelve
       (12) month period immediately preceding delivery of a notice of exercise of Option Tenant shall have failed to make timely payment of any rent or any Event of Default shall have occurred, or (b) more than three (3) times during the twenty-four (24) month period immediately preceding delivery of such notice Tenant shall have failed to make timely payment of rent or any Events of Defaults shall have occurred, then such Option of Tenant shall at once be void and of no further effect, notwithstanding Tenant's timely exercise of such Option.

       36.5 Events of Bankruptcy. In addition to those events and occurrences constituting defaults or Events of Default under other provisions of this Lease, the occurrence of any of the following events shall also constitute a default and Event of Default for purposes of Subsection 36.4:

       36.5.1. Filing by Tenant of a voluntary petition under any applicable bankruptcy Law, or the issuance of an order for relief entered under any applicable bankruptcy Law, or the filing by Tenant of any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for Tenant under the present or any future applicable Law relative to bankruptcy, insolvency, or other relief for debtors, or Tenant's consent to or acquiescence in the appointment of any trustee, receiver, conservator, or liquidator of Tenant or of all or any substantial part of its properties or its interest in the Premises (the term "acquiesce," as used in this clause, includes but is not limited to the failure to file a petition or motion to vacate, appeal, or discharge any order, judgment, or decree within ten (10) days after entry of such order, judgment, or decree);

       36.5.2. Issuance or entry, by a court of competent jurisdiction, of any order, judgment, or decree approving a petition filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future applicable Law relating to bankruptcy, insolvency, or other relief for debtors, and acquiescence by Tenant in the entry of such order, judgment, or decree; or the failure of such order, judgment, or decree to be vacated or stayed within an aggregate of thirty (30) days (whether or not consecutive) after the date of entry thereof; or the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver, conservator, or liquidator of Tenant or of all or any substantial part of its properties or its interest in the Premises and the failure of such appointment to be vacated or stayed within an aggregate of thirty (30) days (whether or not consecutive);

       36.5.3. The inability of Tenant, or Tenant's admitting in writing its inability, to pay its debts as they mature;

       36.5.4. Tenant's giving notice to any governmental body of Tenant's insolvency or pending insolvency, or suspension or pending suspension of operations; or

       36.5.5. Tenant's making a general arrangement or general assignment for the benefit of creditors or taking any other similar action for the protection or benefit of creditors.

                                                                  Page 34 of 38.

37. RECORDING:
Tenant shall not record this Lease or any memorandum hereof without Landlord's prior consent.

38. AUTHORIZATION TO SIGN LEASE:
If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of Tenant's Board of Directors, and that this Lease is binding upon Tenant in accordance with its terms, and Tenant shall, concurrently with its execution of this Lease, deliver to Landlord upon its request a certified copy of a resolution of its Board of Directors authorizing the execution of this Lease. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity's partnership agreement or trust agreement, respectively, and that this Lease is binding upon Tenant in accordance with its terms, and Tenant shall, concurrently with its execution of this Lease, deliver to Landlord upon its request such certificates or written assurances from the partnership or trust as Landlord may request authorizing the execution of this Lease. If Tenant consists of more than one legal entity, the foregoing representations, warranties, and covenants shall apply to any such entity that is a corporation or partnership, as the case may be. Each individual signing this Lease on behalf of Tenant shall personally indemnify, defend, and hold harmless Landlord from and against any claim arising out of any actual or alleged breach or inaccuracy of any of the foregoing representations and warranties or any loss suffered by reason thereof.

39. BROKER PARTICIPATION:
In consideration for brokerage services rendered to Landlord in this transaction, Landlord shall pay its licensed real estate broker named in Subsection 1.1(j) a commission as set forth in a separate agreement between Landlord and said broker. Tenant's broker, if any is named in Subsection 1.1(j), will be paid its commission from a portion of the commission paid to Landlord's Broker, as set forth in a separate agreement between Landlord's Broker and Tenant's Broker. Except as otherwise set forth in the preceding sentence, each party agrees to indemnify, defend, and hold harmless the other party from any claim or loss arising out of any actual or alleged dealings of the indemnifying party with any real estate broker, agents or finder in connection with this transaction.

40. SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS:
The respective parties' remedies, payment obligations, indemnities, waivers and releases under this Lease, with respect to Tenant's use or possession of the Premises during the Term and any holdover period, and with respect any cost or expense incurred during or with respect to the Term or any holdover period, shall survive the termination of this Lease.

41. PARKING:
Landlord shall have the right, by written notice to Tenant, to designate specific areas of the Facility for employee parking. If Landlord designates an employee parking area, then automobiles of Tenant, its employees, and agents shall not park within the parking area except in areas delineated by Landlord as "employee parking." Subject to the foregoing, Tenant shall be entitled to use, in common with other tenants and Landlord, the number of undesignated vehicle parking spaces allocated to Tenant in Subsection 1.1(k). Tenant's use of such parking spaces shall be subject to payment by Tenant of such standard monthly parking rates, if any, as may be charged from time to time to persons other than the officers and employees of Landlord and its affiliates, and subject to such rules and regulations as may be established or altered from time to time by Landlord or its manager of such parking facilities. At Landlord's request, Tenant (or its designated employees with parking privileges) shall enter into parking licenses or lease agreements or other arrangements then in use by Landlord (or Landlord's operator of the parking facilities) with respect to such monthly parking. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether parking facilities are becoming crowded and, in such event, to allocate and assign parking spaces among Tenant and other tenants. Upon request, Tenant shall provide Landlord with the license plate numbers of all vehicles used at the Facility by Tenant's employees. In the event that, pursuant to any modification or amendment to this standard form lease, Tenant is at any time given any right to the exclusive use of any designated parking stalls or facilities, Landlord shall nevertheless have the right from time to time to substitute other designated parking stalls or facilities therefor, so long as such substitute stalls or facilities are, in Landlord's judgment, reasonably comparable. If Tenant parks more vehicles in the Facility's parking area than are permitted under this Section, Landlord shall have the right, without limitation to Landlord's

                                                                  Page 35 of 38.

other remedies under this Lease, to collect from Tenant a daily charge, to be determined by Landlord, for each such additional vehicle.

42. SEVERABILITY:
Should any provision of this Lease be illegal, void, invalid, inoperative, or unenforceable, no other provision of this Lease shall be affected thereby, and the remainder of this Lease shall be effective as though such illegal, void, invalid, inoperative, or unenforceable provision had not been included herein.

43. CERTAIN RIGHTS RESERVED BY LANDLORD:
Landlord hereby expressly reserves the rights set forth in the Subsections of this Section 43. Such rights shall be exercisable (a) without notice, (b) without liability to Tenant for damage or injury to property, persons, or business, (c) without effecting a constructive or actual eviction of Tenant or disturbance of Tenant's use, possession, or enjoyment of its Premises, and (d) without giving rise to any claim for setoff or abatement of rent. The enumeration of such rights of Landlord in the following Subsections is not intended to limit any other rights of Landlord, whether expressed or implied, at law or under other provisions of this Lease.

       43.1 Landlord shall have the right to decorate and make repairs, alterations, additions, changes, and/or improvements, whether structural or otherwise, in and about the Building and elsewhere in the Facility, including, without limitation, construction of additional buildings or other new improvements and changes in the location, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, sidewalks, and walkways. For such purposes Landlord may enter upon the Premises and, during the continuance of any such work, temporarily close doors, entryways, public space and corridors in the Building or elsewhere in the Facility, to interrupt or temporarily suspend building services and facilities and to change the arrangement and location of entrances, or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building or Facility, all without abatement of rent and without affecting any of Tenant's obligations hereunder, except as otherwise expressly provided in this Lease (e.g., Subsections 21.2 and 23.6).

       43.2 Landlord shall have the right to designate additional land outside the current boundaries of the Facility to be a part of the Common Areas.

       43.3 Landlord shall have the right to take all such reasonable measures as Landlord may deem advisable for the security of the Building or the Facility and their occupants, including, without limitation, the search or any person entering or leaving the Building, the evacuation of the Building (or any part thereof) for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building (or any part thereof), and the closing of the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to admittance, when the Building is so closed, under such reasonable regulations as Landlord may prescribe from time to time.

44. WAIVER OF JURY TRIAL:
EACH PARTY HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

________________ TENANT'S INITIALS

45. INTERPRETATION:
The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Landlord or Tenant by their respective

                                                                  Page 36 of 38.

employees, agents, or authorized representatives. Words in masculine gender include the feminine and neuter. The titles of the Sections, Subsections, and other provisions of this Lease are for convenience only and they shall not in any way limit or amplify the terms or provisions of this Lease. All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions. In the event of variation or discrepancy, the duplicate original of this Lease (including Exhibits, if any) held by Landlord shall control. This Lease shall in all respects be governed by and construed and enforced in accordance with the Laws of the State where the Facility is located, and any litigation concerning this Lease between the parties hereto shall be initiated in the county where the Facility is located.

46. COOPERATION WITH GOVERNMENT SPONSORED PROGRAMS:
Tenant hereby covenants and agrees, at its sole cost and expense, to participate in and cooperate with the requirements of any and all government promulgated or sponsored programs adopted for the Building or the Facility concerning transportation system management, child care facilities, recycling, energy or water conservation, safety, or the like.

47. PARTIES TO ACT REASONABLY AND IN GOOD FAITH:
Except in those instances where this Lease provides for a contrary standard, whenever in this Lease the consent or approval of the Landlord or Tenant is required, such consent or approval shall not be unreasonably withheld or delayed (except, however, with respect to any Landlord consent, for matters which could possibly have an adverse effect on the Building's plumbing, heating, mechanical, life safety, ventilation, air conditioning, or electrical systems, which could affect the structural integrity of the Building, or which could affect the exterior appearance of the Building, Landlord may withhold such consent or approval in its sole discretion but shall act in good faith). Except in those instances where a contrary standard or right is set forth in this Lease, whenever the Landlord or Tenant is granted a right to take action, exercise discretion, or make an allocation, judgment, or other determination, such party shall act reasonably and in good faith and take no action that might result in the frustration of the reasonable expectations of a sophisticated tenant and a sophisticated landlord concerning the benefits to be enjoyed under this Lease.

48. OFFER:
Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease and neither party shall act in reliance on said Lease being thereafter signed. This Lease shall become binding upon Landlord and Tenant only when fully executed by both Landlord and Tenant; provided, however, that in the event Landlord or Landlord's agent permits Tenant to take occupancy of all or any portion of the Premises without Landlord first having executed this Lease, then in the event that Landlord elects not to execute this Lease, Tenant's occupancy of the Premises shall automatically be deemed to be a tenancy-at-will, subject to all the terms, provisions, and conditions of this Lease, except those terms, provisions, and conditions pertaining to the Term. Any such tenancy-at-will may be terminated by Landlord or Tenant upon five (5) days' prior notice to the other party.

49. DUAL REPRESENTATION:
Lessor and Lessee acknowledge that Cornish & Carey Commercial represents both Lessor and Lessee, and Lessor and Lessee consent thereto.

50. CONTINGENCY AND OPTION TO RELOCATE

       50.1 Notwithstanding anything contained in this Lease, this Lease and each of Landlord's and Tenant's obligations, liabilities and duties is conditioned and contingent upon agreement by (PruCare) no later than June 1, 1997 that (PruCare) will release and relinquish that portion of (PruCare's) premises at the Facility which are to become a part of the Premises. Unless Landlord notifies Tenant that (PruCare) has released and relinquished (or shall release and relinquish) such space on or before August 1, 1997, then this Lease shall have no force or effect. If, however, Landlord timely provides notice that (PruCare) has timely released and relinquished (or shall release and relinquish) the required space, then this Lease shall continue in full force and effect. Tenant agrees to acknowledge receipt of Landlord's notice under this Section 50(a) by return notice to Landlord given by Tenant within five days of Tenant's receipt of Landlord's notice hereunder. However, any failure of Tenant to acknowledge such receipt shall not affect Tenant's obligations and liabilities under this Lease in the event that Landlord timely gives the notice contemplated hereby. In the event that Landlord timely gives the required notice and Tenant does not timely acknowledge receipt

                                                                  Page 37 of 38.

       thereof, Tenant acknowledges and agrees that Landlord may delay any obligation or liability hereunder one day for each day that Tenant's acknowledgment is delayed, including without limitation any obligation or liability of Landlord to perform or complete tenant improvements or deliver the Premises.

       50.2 In the event that (PruCare) releases and relinquishes space on the first (i.e., ground) and third or fourth floors of the Building, rather than a ground and second floors of the Building prior to the commencement of the tenant improvement construction contemplated by this Lease, then the Premises and Subsection 1.1.c, at provisions 3 and 4, shall be modified to be as follows:

          Suite Nos. of Premises:

                Suite 300 (or Suite 400), located on the third or fourth floor of the Building and Suites 110 and 150 on the ground floor.

          Approximate No. of Net Rentable Square Feet:

                (i)  The Premises: 18,886; and

                (ii) The Building: 92,099.

Landlord shall advise Tenant of whether the Premises shall be as set forth in Subsection 1.1.c or this Section 50(b) as soon as reasonably possible (but in any event on or before June 1, 1997).

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above, acknowledging that each party has carefully read each and every provision of this Lease, that each party has freely entered into this Lease of its own free will and volition, and that the terms, conditions, and provisions of this Lease are commercially reasonable as of said date.

LANDLORD: CASIOPEA VENTURE CORPORATION

BY: BIRTCHER PROPERTY SERVICES, its authorized agent

By: _____________________________  Date:________________________________________



TENANT: QUALIX GROUP, INC.


By: _____________________________  Date:________________________________________
    Rick Thau
    ---------

                                                                  Page 38 of 38.

ADDENDUM A

ATTACHED TO AND MADE A PART OF THIS LEASE

       a. Unlawful Detainer Notice. Tenant hereby specifically agrees that any notice of default provided for in Subsection 22.1 of the Lease shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure.

       b. Additional Remedies of Landlord. Upon the occurrence of any Event of Default described in Subsection 22.1 of this Lease, Landlord may exercise any one or more of the following remedies, in addition to all other rights and remedies provided elsewhere in this Lease or now or hereafter provided at law or in equity:

          (i) Right To Terminate. Landlord shall have the right, in addition to all other rights available to Landlord under this Lease or now or later permitted by law or equity, to terminate this Lease by providing Tenant with a notice or termination. Upon termination, Landlord may recover any damages proximately caused by Tenant's failure to perform under the Lease, including, without limitation, any amount expended or to be expended by Landlord in an effort to mitigate damages (including, without limitation, any amount expended or to be expended by Landlord in an effort to mitigate damages (including, without limitation, advertising costs, brokerage fees, attorneys' fees, and costs for maintaining the Premises and putting them into good order, condition, and repair, and performing such remodeling, renovations, or alterations as may be desirable to prepare the Premises for reletting), as well as any other damages to which Landlord is entitled to recover under any Law now or hereafter in effect.

          (ii) Right to Recover Rent as it Becomes Due. Landlord may exercise the remedy described in California Civil Code Section 1951.2 (Landlord may continue lease in effect after tenant's breach and abandonment, and recover rent as it becomes due, if tenant has right to sublet or assign, subject only to reasonable limitations). Tenant hereby specifically acknowledges and agrees that the limitations on its right to sublet or assign, as set forth in Section 13 of the Lease, are reasonable.

          (iii) Right to Remove Personal Property. Upon any reentry by Landlord into the Premises under this Section, Landlord shall have the right to cause any movable furniture, equipment, trade fixtures, or other personal property left on the Premises to be removed and stored in a public warehouse or elsewhere at Tenant's sole cost and expense, and/or to dispose of or sell such property and apply the proceeds therefrom pursuant to applicable Law. In the event Landlord stores such property at premises owned or leased by Landlord, Landlord may charge Tenant for such storage at such reasonable rates as Landlord shall from time to time determine. The foregoing notwithstanding, nothing set forth in this paragraph or elsewhere in this Lease shall impose on Landlord any obligation for the care or preservation of such property so left upon the Premises, except to the extent otherwise expressly provided by applicable Laws.

       c. Waiver Of Certain California Code Sections. The parties understand and agree that the provisions of this Lease shall govern the parties rights and obligations with respect to the matters addressed in the statutory provisions described below. Accordingly, and without limitation to the generality of the provisions of the Lease concerning the waiver of certain statutory provisions, Tenant hereby specifically waives its rights under the following provisions of California law:

          (i) Civil Code Sections 1932 and 1933(4), concerning the termination of a lease (whether prior to or after the commencement of the lease term) on account of the condition of the premises;

          (ii) Civil Code Sections 1941 and 1942, concerning the making of repairs at a landlord's expense;

          (iii) Code of Civil Procedure Section 1265.130, concerning the right to petition the Superior Court to terminate a lease in the event of a partial taking of the premises by condemnation; and

          (iv) Code of Civil Procedure Sections 473 and 1179 and Civil Code
          Section 3275, concerning rights of redemption or reinstatement of a tenant after being dispossessed from its premises.

       d. Landlord's Disclosure Regarding Hazardous Substances. By signing this Lease, Tenant represents that Tenant has read and understood the statutorily required disclosures, if any, of Landlord set forth in
       Schedule 1 attached to this Addendum, which disclosures relate to certain Hazardous Substances known or suspected to exist at the Premises, Building, or Facility.

LEASE RIDER NO. 1

This Lease Rider is attached to and made a part of that certain Standard Form Lease dated April 24, 1997, by and between Casiopea Venture Corporation, as ("Landlord") and Qualix Group, Inc., as ("Tenant") for the Premises known as 177 Bovet Road, Suite 200, San Mateo, California.

The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

1. Option To Extend Term:

       a. Grant of Option. Landlord hereby grants to Tenant the option (the "Option") to extend the Term of the Lease for an additional consecutive term of five (5) years ( the "Extension"), on the same terms and conditions as set forth in the Lease, except the Monthly Rent shall be the amount determined as set forth below. The Option shall be exercised only by written notice delivered to Landlord at least 180 days before the expiration of the initial Term of the Lease. If Tenant fails to deliver to Landlord written notice of the exercise of the Option within the time period prescribed above, the Option shall be exercisable by Tenant on the express conditions that (i) at the time of the exercise of the Option, and thereafter at all times prior to the commencement of the Extension, an Event of Default shall not have occurred and be continuing under the Lease, and (ii) Tenant has not been 10 or more days late in the payment of Rent more than a total of three times during the Term of the Lease. If Tenant properly exercises to Option, "Term," as used herein and in the Lease, shall be deemed to include the Extension, unless specified otherwise herein or in the Lease.

       The parties shall have 30 days after Landlord receives the option notice in which to agree on minimum monthly rent during the extended term. If the parties agree on the minimum monthly rent for the extended term during that period, they shall immediately execute an amendment to this Lease stating the minimum monthly rent for the extended term.

       If the parties are unable to agree on the minimum monthly rent for the extended period within that period, the option notice shall be of no effect and this Lease shall expire at the end of the term. Neither party to this Lease shall have the right to have a court or other third party set the minimum monthly rent.

       Tenant shall have no other right to extend the term beyond the extended term.

       b. Personal Option. The Option is personal to Tenant. If Tenant subleases or assigns or otherwise transfers any interest under the Lease prior to the exercise of the Option, the Option shall lapse. If Tenant subleases or assigns or otherwise transfers any interest of Tenant under the Lease after the exercise of the Option but prior to the commencement of the Extension, the Option shall lapse and the Term of the Lease shall expire as if the Option were not exercised.

LEASE RIDER NO. 2

This Lease Rider is attached to and made a part of that certain Standard Form Lease dated April 24, 1997, by and between Casiopea Venture Corporation, as ("Landlord,") and Qualix Group, Inc., as ("Tenant,") for the Premises known as 177 Bovet Road, Suite 200, San Mateo, California.

The capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Lease Rider shall supersede any inconsistent or conflicting provisions of the Lease.

       1. First Opportunity To Lease Additional Space.

       Provided Tenant is not in default and has performed all of its obligations hereunder and subject to, but only to, existing rights held by existing tenants Tenant shall have a one-time first right to lease contiguous space to the Premises on the third floor of the building provided such contiguous space becomes available for leasing during the Lease Term ("First Opportunity") at the then prevailing fair market rental rates and upon such other terms and conditions as are then being offered by Landlord to the general public for such space. Upon notification in writing by Landlord that such space is available, Tenant shall have ten (10) business days in which to elect in writing so to lease such space, in which event negotiations will the lease for same shall commence not more than thirty (30) days from Tenant's notification of its intent to lease such space. In the event Tenant declines or fails to elect so to lease such space, then the First Opportunity hereby granted shall automatically terminate and shall thereafter be null and void as to such space. It is understood that this First Opportunity shall not be construed to prevent any tenant in the Building from extending or renewing its lease.

LEASE RIDER NO. 3

This Lease Rider is attached to and made a part of that certain Standard Form Lease dated _____________, by and between Casiopea Venture Corporation, as ("Landlord,") and _____________________, as ("Tenant,") for the Premises known as _____ Bovet Road, Suite _____, San Mateo, California. Except as otherwise set forth in this Rider, all terms used in this Rider shall have the same meaning as when used in the foregoing portion of the Lease. To the extent of any inconsistencies between the foregoing provisions of the Lease and the provisions of this Rider, the former are hereby amended.

ARTICLE I:  LETTER OF CREDIT

1. Landlord Costs.

Landlord and Tenant acknowledge and agree that the Landlord is investing at least _____________________ ( $_________________ ) towards constructing improvements to the Premises and broker's commissions ("Landlord Costs").

2. Obligation To Pay For Landlord's Costs.

In the event of a termination of this Lease prior to the expiration of its Term, due to default by Tenant, Tenant shall pay to Landlord, within five (5) days after the effective date of such termination (the "Termination Date"), _____________________ ( $_________________ ) paid by Landlord for Landlord's
Costs, prorated by the remaining term of the Lease.

3. Security Of Payment Of Landlord's Costs.

       a. Contemporaneously with the execution of this Lease, Tenant shall cause to be delivered to Landlord, as security for Tenant's obligation to pay Landlord's Costs as set forth in Section 1 of this Rider, in addition to Monthly Rent for Month 1 and Month 24 and funds otherwise deposited with the Landlord as Tenant's Security Deposit pursuant to the terms of this Lease, an irrevocable straight Letter of Credit issued by Borel Bank in the amount of _____________________ ( $_________________ ). Said Letter
       of Credit shall include the following language:

          (i) Upon Landlord's written certification to Issuer:

              (a) Stating that the Lease has been terminated by reason of events other than Landlord's default, and the effective date of such termination ("Termination Date"); and

              (b) stating that there is due and owning from Tenant to Landlord, that amount which is equal to Landlord's Costs'.

       Issuer shall thereupon pay to Landlord an amount equal to the entire Unpaid Balance of Landlord's Costs thereon from the Termination Date, as certified to the Issuer by Landlord.

       b. Provided tenant has not defaulted in the performance of any of it obligations under the Lease; at any time during the second year of the Term, Tenant may reduce the face amount of the Letter of Credit to _____________________ ( $_________________ ); and at any time during the third year of the Term, Tenant may reduce the face amount of the Letter of Credit to _____________________ ( $_________________ ). After the
       third lease year the Letter of Credit requirement will be waived by the Landlord if:

              (a) Tenant has not been in default anytime during the previous three years; and

              (b) Tenant has successfully sold its initial public offering of common stock.

       If any letter of credit issued by reason of the provisions of this Rider should expire sooner than the Expiration Date of the Lease, then in such case, not later than fifteen (15) days prior to the expiration date of the then-existing Letter of Credit, Tenant shall replace said Letter of Credit with anew Letter of Credit meeting the requirements specified this Rider.

TENANT: ____________________________

By: __________________________________________  Date: __________________________

LANDLORD: CASIOPEA VENTURE CORPORATION

By: __________________________________________  Date: __________________________

EXHIBIT A-1

Site Plan or Legal Description of the Facility

EXHIBIT A-2

Floor Plan of the Premises

EXHIBIT B

WORK LETTER

This Exhibit "B" is attached to and made a part of that certain Lease dated March 15, 1997, by and between Casiopea Venture Corporation, ("Landlord"), and Qualix Group, Inc., ("Tenant") for the Premises known as Bovet Office Centre, 177 Bovet Road, Suite 200, San Mateo, California 94404

1.   APPLICATION OF EXHIBIT

     Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease. The provisions of this Work Letter shall apply to the planning and completion of leasehold improvements requested by Tenant (the "Tenant Improvements") for the fitting out of the initial Premises, as more fully set forth herein.

2.   LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS

     a)   Preliminary Space Plans. Attached to this Work Letter as Schedule "1"
          -----------------------
are preliminary space plans for the Tenant Improvements ("the Preliminary Space Plans"), which include without limitation, sketches and/or drawings showing locations of doors, partitioning, electrical fixtures, outlets and switches, plumbing fixtures and other requirements, mutually agreed upon by Landlord and Tenant and determined by Tenant as required for its use of the Premises. Landlord acknowledges that the Preliminary Space Plans have been prepared by Tenant's Architect after consultation and cooperation between Tenant and Tenant's Architect regarding the proposed Tenant Improvements and Tenant's requirements and that the Preliminary Space Plans are complete with respect thereto. Landlord and Tenant's Architect shall be entitled, in all respects, to rely upon all information supplied by Tenant to the best of their knowledge regarding the Tenant Improvements.

     b)   Working Drawings. Within twenty-one (21) days following full execution
          ----------------
of this Lease by both Landlord and Tenant and removal of contingency by existing Tenant, Tenant's Architect shall prepare working drawings ("the Working Drawings") for the Tenant Improvements based upon the approved Preliminary Space Plans. The Working Drawings shall include architectural drawings for the Tenant Improvements based on the Preliminary Space Plans. Notwithstanding the Preliminary Space Plans, in all cases the Working Drawings (i) shall be subject to Landlord's final approval, which approval shall not be unreasonably withheld,
(ii) shall not be in conflict with building codes for the City or County or with insurance requirements for a fire resistive Class A office building, and (iii) shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

     c)   Approval of Working Drawings. Tenant or Tenant's Architect shall
          ----------------------------
submit the Working Drawings to Tenant and Landlord for Landlord's review and to confirm compliance with the Preliminary Space Plan. Tenant and Landlord shall notify Tenant's Architect within five (5) business days, after delivery thereof of any requested revisions. Within five (5) days after receipt of Tenant's notice, Tenant's Architect shall make all approved revisions to the Working Drawings and submit two copies thereof to Tenant for its final review and approval, which approval shall be given within three (3) business days thereafter. Concurrently with the above review and approval process, Landlord may submit all plans and specifications to City or other governmental agencies in an attempt to expedite City approval and issuance of all necessary permits and Licenses to construct the Tenant Improvements as shown on the Working Drawings. Any changes which are required by City or other governmental agencies shall be immediately submitted to Tenant and Landlord for their review and reasonable approval, and Landlord shall promptly notify Tenant of such changes.

          d)  Schedule of Critical Dates. Set forth below is a schedule of
              --------------------------
certain critical dates relating to Landlord's and Tenant's respective obligations for the design and construction of the Tenant Improvements. Such dates and the respective obligations of Landlord and Tenant are more fully described elsewhere in the Work Letter. The purpose of the following schedule is to provide a reference for Landlord and Tenant and to make certain the Final Approval Date occurs as set forth herein. Following the Final Approval Date, Tenant shall be deemed to have released Landlord to commence construction of the Tenant Improvements as set forth in Section 4 below.

Reference                                 Date Due                                Responsible Party
---------                                 --------                                ------------------
A.      "Preliminary Space Plan           Contemporaneously with Lease execution  Tenant & Landlord
        Approval"

B.      "Working Drawings Completion"     Twenty-one (21) days after full         Tenant
                                          execution of the Lease and removal of
                                          contingency by existing Tenant

C.      "Working Drawing Review"          Five (5) business days after            Tenant & Landlord
                                          Architect submits Working Drawings to
                                          Tenant and Landlord

D.      "Working Drawing Revisions"       Five (5) business days after Tenant     Tenant
                                          returns Working Drawings to Landlord

E.      "Final Approval Date"             Three (3) business days after           Tenant & Landlord
                                          Architect submits revised Working
                                          Drawings to Tenant and Landlord

F.      "Cost Proposal Date"              10 business days after Final Approval   Landlord
                                          Date

3.  BUILDING PERMIT

    After the Final Approval Date has occurred, Landlord shall, if Landlord has not already done so, submit the Working Drawings to the appropriate governmental body or bodies for final plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit; provided, however, after the Final Approval Date, no changes shall be made to the Working Drawings without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from changes required by either Tenant and Landlord.

4.   COST PROPOSAL

     After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall solicit bids from the Bidding Contractors for the construction of the Tenant Improvements and on the Cost Proposal Date shall provide Tenant with a cost proposal from each Bidding Contractor in accordance with the Approved Working Drawings, which cost proposals shall include, as nearly as possible, the cost of all Tenant Improvements to be incurred in connection with the design and construction of the Tenant Improvements. Landlord shall approve and select the cost proposal ("Cost Proposal") of the Bidding Contractor whom Landlord elects for Landlord to retain to construct the Tenant Improvements ("Contractor") and Landlord shall deliver the selected Cost Proposal and notice of its selection of Contractor to Tenant within five business days of the receipt of the cost proposals. Upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the "Cost Proposal Delivery Date".

5.   CONSTRUCTION OF TENANT IMPROVEMENTS

     After the Final Approval Date has occurred and a building permit for the work has been issued, Landlord shall, through a construction contract ("Construction Contract") with a qualified licensed contractor selected by Landlord, cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Drawings in a good and workmanlike manner using first-class materials. The costs associated with the construction of the Tenant Improvements shall be paid as set forth in Section 6 of this Work Letter. Landlord shall see that the construction complies with all applicable building, fire, health, and sanitary codes and regulations, the satisfaction of which shall be evidenced by a certificate of occupancy for the Premises. Landlord or Contractor shall maintain a comprehensive general liability insurance policy with a limit of not less than One Million Dollars ($1,000,000.00) to insure against bodily injury and property damage during the construction work prior to the Lease Commencement Date.

6.   TENANT IMPROVEMENT ALLOWANCE

     Landlord shall provide Tenant with a Tenant Improvement Allowance of $260,000.00 towards the cost of the design and construction of the Tenant Improvements, including without limitation design, engineering, and consulting fees exclusive of demolition costs to bring to shell condition which costs shall be borne by Landlord (collectively, the "Tenant Improvement Costs"). Tenant and Landlord acknowledge that Tenant Improvement Costs will exceed Landlord's contribution. Prior to commencement of construction, Tenant shall deliver to Landlord cash in an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance. The Over-Allowance Amount shall be disbursed by Landlord pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revision, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount. The combination of Landlord and Tenant contribution shall be used for payment of the following Tenant Improvement Costs:

     (i) Preparation by Tenant's Architect of the Preliminary Space Plans and the Working Drawings as provided in Section 2 of this Work Letter, including without limitation all fees charged by City (including without limitation fees for building permits and plan checks) in connection with the Tenant Improvements work in the Premises;

     (ii) Construction work for completion of the Tenant Improvements as reflected in the Construction Contract;

     (iii) All contractor's charges, general conditions, performance bond premiums and construction fees; and

     (iv) Tenant Improvements as shown on the approved Preliminary Space Plans attached hereto as Schedule "A-2".

     In the event that Tenant does request modifications, changes or alterations of the Tenant Improvements from what is shown on said approved Preliminary Space Plans, or causes any Tenant Delays as defined in Section 7 or this Work Letter, then all associated costs shall be borne by Tenant. If Tenant does seek to modify change or alter the Tenant Improvements from the approved Preliminary Space Plans, or does cause a Tenant Delay, Tenant shall pay to Landlord any excess costs resulting therefrom in accordance with Section 6 of this Work Letter.

7.   CHANGE ORDERS

     Tenant may from time to time request and obtain change orders before or during the course of construction provided that: (i) each such request shall be reasonable, shall be in writing and signed by or on behalf of Tenant, and shall not result in any structural change in the Building, as reasonably determined by Landlord, (ii) all additional charges and costs, including without limitation architectural and engineering costs, construction and material costs, and processing costs of any governmental entity shall be the sole and exclusive obligation of Tenant, and (iii) any resulting delay in the completion of the Tenant Improvements shall be deemed a Tenant Delay and in no event shall extend the Commencement Date of the Lease. Upon Tenant's request for a change order, Landlord shall as soon as reasonably possible submit to Tenant a written estimate of the increased or decreased cost and anticipated delay if any, attributable to such requested change. Within three (3) business days of the date such estimated cost adjustments and delays are delivered to Tenant, Tenant shall advise Landlord whether it wishes to proceed with the change order, and if Tenant elects to proceed with the change order, Tenant shall remit, concurrently with Tenant's notice to proceed, the amount of the increased costs, if any, attributable to such change order. Unless Tenant includes in its initial change order request that the work in process at the time such request is made be halted in whole or in part pending approval and execution of a change order, Landlord shall not be obligated to stop construction of the Tenant Improvements, whether or not the change order relates to the work then in process or about to be started.

8.   TENANT DELAYS

     In no event shall the Commencement Date of the Lease be extended or delayed due or attributable to delays due to the fault of Tenant ("Tenant Delays"). Tenant Delays shall include, but are not limited to, delays caused by or resulting from any one or more of the following:

     a) Tenant's failure to timely review and reasonably approve the Working Drawings;

     b) Tenant's request for or use of special materials, finishes or installations which are not readily available, provided that Landlord shall notify Tenant in writing that the particular material, finish, or installation is not readily available promptly upon Landlord's discovery of same;

     c)   Change orders requested by Tenant;

     d) Interference by Tenant or by Tenant's Agents with Landlord's construction activities;

     e) Tenant's failure to approve any other item or perform any other obligation in accordance with and by the dates specified herein or in the Construction Contract;

     f) Tenant's requested changes in the Preliminary Space Plans, Working Drawings or any other plans and specifications after the approval thereof by Tenant or submission thereof by Tenant to Landlord;

     g) Tenant's failure to approve written estimates of costs in accordance with this Work Letter; and

     h) Tenant's obtaining or failure to obtain any necessary governmental approvals or permits for Tenant's intended use of the Premises.

If the Commencement Date of the lease is delayed by any Tenant delays, whether or not within the control of Tenant, then the Commencement Date of the Lease and the payment of Rent shall be accelerated by the number of days of such delay. Landlord shall give Tenant written notice within a reasonable time of any circumstance that Landlord believes constitute a Tenant Delay.

9.   TRADE FIXTURES AND EQUIPMENT

     Tenant acknowledges and agrees that Tenant is solely responsible for obtaining, delivering and installing in the Premises all necessary and desired furniture, trade fixtures, equipment and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Tenant further acknowledges and agrees that neither the Commencement Date of the Lease nor the payment of Rent shall be delayed for any period of time whatsoever due to any delay in the furnishing of the Premises with such items.

10.  FAILURE OF TENANT TO COMPLY

          Any failure of Tenant to comply with any of the provisions contained in this Work Letter within the times for compliance herein set forth shall be deemed a default under the Lease. In addition to the remedies provided to Landlord in this Work Letter upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in the Lease.

EXHIBIT F

ADJUSTMENTS TO MONTHLY RENT

Fixed Adjustment

This Exhibit is attached to and made a part of that certain Standard Form Lease dated April 24, 1997, by and between Casiopea Venture Corporation c/o Birtcher Property Services as "Landlord", and Qualix Group, as "Tenant", for the Premises known as Bovet Office Centre, 177 Bovet Road, Suite 200, San Mateo, California.

The capitalized terms used and not otherwise defined in this Exhibit shall have the same definitions as set forth in the Lease. The provisions of this Exhibit shall supersede any inconsistent or conflicting provisions of this Lease.

The Monthly Rent shall be adjusted, as of the commencement of the dates set forth below, in accordance with the following schedule:

Months From Commencement Date    Monthly Rent
    1--12                          $46,270.70
   13--24                          $47,215.00
   25--36                          $48,159.30
   37--48                          $49,103.60
   49--60                          $50,047.90

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